SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


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                            CHEVRON CORPORATION
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            (Name of Registrant as Specified in Its Charter)

                            CHEVRON CORPORATION
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[LOGO GOES HERE]                             CHEVRON CORPORATION







                                             NOTICE OF ANNUAL MEETING

                                             OF STOCKHOLDERS AND

                                             PROXY STATEMENT

                                             APRIL 30, 1997

                                             NOB HILL MASONIC CENTER

                                             1111 CALIFORNIA STREET

                                             SAN FRANCISCO, CALIFORNIA

                                                              [LOGO GOES HERE]

San Francisco, California
March 21, 1997

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS--APRIL 30, 1997

To Our Stockholders:


The Annual Meeting of Stockholders of Chevron Corporation will be held at 9:30 a.m., local time, on Wednesday, April 30, 1997, in the Auditorium of the Nob Hill Masonic Center, 1111 California Street, San Francisco, California
(the "Meeting").

The Meeting will be held for the following purposes as set forth in the attached proxy statement:



o ITEM 1--to elect thirteen Directors;

o ITEM 2--to ratify the appointment of independent public accountants;

o ITEM 3--to vote upon the approval of amendments to the Chevron Restricted Stock Plan for Non-Employee Directors;

o ITEM 4--to vote upon the approval of amendments to the Management Incentive Plan of Chevron Corporation;

o ITEM 5--to vote upon the approval of amendments to the Chevron Corporation Long-Term Incentive Plan;

o ITEMS 6 AND 7--to take action on stockholder proposals;

and to act upon such other matters as may properly be brought before the Meeting.

Stockholders of record at the close of business on March 10, 1997 are entitled to vote at the Meeting. The number of outstanding voting securities of Chevron Corporation on February 20, 1997 was 653,356,301 shares of Common Stock, $1.50 par value. Each share is entitled to one vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Meeting will be available at the Nob Hill Masonic Center on April 30, 1997 and for ten days prior to the Meeting, between the hours of 8:00 a.m. and 4:00 p.m. at the office of the Transfer Agent, Chevron Corporation, 225 Bush Street, San Francisco, California.

Please carefully read the attached proxy statement for information on the matters to be considered and acted upon at the Meeting. We hope that you will attend the Meeting. Information about attending the Meeting is located on pages 25-26 of the proxy statement. If you cannot attend, please vote on the listed items by marking, signing and returning the enclosed proxy card. Your shares cannot be voted unless you sign and return a proxy or vote by ballot at the Meeting.



By Order of the Board of Directors,

/s/ Lydia I. Beebe

Lydia I. Beebe
Corporate Secretary

                              TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
General Information for Stockholders ..................................................... 1

Voting Procedures ........................................................................ 1

Confidential Voting ...................................................................... 1

Expenses of Solicitation ................................................................. 1

ITEM 1 Election of Directors ............................................................. 2
  Nominees for Directors ................................................................. 2
Stock Ownership of Directors and Executive Officers ...................................... 5
Board Committees and Meeting Attendance .................................................. 6
Non-Employee Directors' Compensation ..................................................... 7
Executive Compensation ................................................................... 8
Management Compensation Committee Report on Executive Compensation ....................... 8
Summary Compensation Table ...............................................................12
Option Grants in Last Fiscal Year ........................................................13
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values  .......13
Long-Term Incentive Plan--1996 Performance Unit Awards Table .............................14
Pension Plan Table .......................................................................14
Performance Graph ........................................................................15

ITEM 2 Approval of the Appointment of Independent Public Accountants .....................16

ITEM 3 Approval of Amendments to the Restricted Stock Plan for
 Non-Employee Directors ..................................................................16

ITEM 4 Approval of Amendments to the Management Incentive Plan of Chevron Corporation  ...18

ITEM 5 Approval of Amendments to the Chevron Corporation Long-Term Incentive Plan  .......19
Stockholder Proposals ....................................................................20

ITEM 6 Stockholder Proposal to Abandon ANWR Drilling Plans ...............................20

ITEM 7 Stockholder Proposal to Develop Country Selection Guidelines ......................23
Compliance with Section 16 of the Exchange Act ...........................................25
Information About Attending the Meeting ..................................................25
Other Matters ............................................................................26

                                                CHEVRON CORPORATION
                                                575 Market Street
                                                San Francisco, California 94105


March 21, 1997

                               PROXY STATEMENT

   This proxy statement is furnished by the Board of Directors of Chevron Corporation ("Chevron") to help you exercise your voting rights at the April 30, 1997 Annual Meeting of Stockholders (the "Meeting"). The accompanying proxy card enables you to vote your shares of Chevron Corporation Common Stock, $1.50 par value ("Chevron Stock") without being present at the Meeting.

                     GENERAL INFORMATION FOR STOCKHOLDERS

VOTING PROCEDURES

   If you are a stockholder of Chevron, you can be represented at the Meeting and have your shares voted as you direct by means of the enclosed proxy card. The proxy holders, K. T. Derr, C. M. Pigott and G. H. Weyerhaeuser, will vote all shares of Chevron Stock represented by the proxy cards that are properly signed and returned by stockholders. Your shares will be voted by the proxy holders as you have directed. You may specify your voting choices by marking the appropriate boxes on the proxy card. If you properly sign and return your proxy card, but do not specify your choices, your shares will be voted as recommended by the Board of Directors. The proxy card also authorizes the proxy holders to vote the shares represented on any matters not known at the time this proxy statement was printed that may be properly presented for action at the Meeting. YOU MUST RETURN A SIGNED PROXY CARD TO PERMIT THE PROXY HOLDERS TO VOTE YOUR SHARES.

   The Board of Directors encourages you to complete and return the proxy card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting. If you attend the Meeting and wish to vote, your ballot at the Meeting will cancel any proxy that you have previously given.

   Under Chevron's Restated Certificate of Incorporation and By-Laws, each outstanding share of Chevron Stock is entitled to cast one vote for as many separate nominees as there are Directors to be elected and for or against all other matters presented.

   The nominees receiving the most support for the number of positions to be filled are elected Directors. Proposals are approved if the number of shares voted in favor exceed the number voted against. Abstentions and broker non-votes do not affect the calculation.

CONFIDENTIAL VOTING

   Corporation policy is to handle proxies and ballots from all stockholders in a manner that protects stockholder voting privacy. Only the proxy solicitor, the Judges of Election and the few other persons necessary to inspect and process the ballots and proxies have access to them. None of these persons is a Director or officer of Chevron. Every such person pledges to treat in confidence all information from proxies and ballots. Information concerning the ballots and proxies may be disclosed only in the event of a proxy contest or as otherwise required by law. Your Directors believe these procedures are in the best interests of Chevron and protect stockholder voting privacy.

EXPENSES OF SOLICITATION

   The cost of soliciting proxies will be borne by Chevron. Chevron has retained Georgeson & Company Inc. to solicit proxies at an estimated cost of $50,000. Employees of Chevron and its subsidiaries may also solicit proxies personally and by telephone, for which the expense would be nominal.

                           ITEM 1 ON THE PROXY CARD

ELECTION OF DIRECTORS


   It is intended that the shares represented by the enclosed proxy card will be voted, unless such authority is withheld, for the election of the thirteen Director nominees named in the following section. Each nominee is presently a Director of Chevron. The Directors will be elected to serve for the ensuing year and until their successors have been elected. In the event that any Director nominee should become unavailable to serve as a Director, which is not anticipated, the proxy will be voted for a nominee who shall be designated by the present Board to fill such vacancy or the Board of Directors may provide by resolution for a lesser number of Directors.


NOMINEES FOR DIRECTORS


[PIC] SAMUEL H. ARMACOST, 57, is a Principal of Weiss, Peck & Greer L.L.C., an investment firm. Mr. Armacost was President, Director and Chief Executive Officer of BankAmerica Corporation from 1981 to 1986. From 1987-1990, he was a Managing Director of Merrill Lynch Capital
          Markets. He assumed his current position in 1990. He has been a Director of Chevron since 1982. He is a Director of SRI International, The James Irvine Foundation, The Failure Group, Inc. and Scios, Inc., and a member of The Business Council and the Advisory Council of the California Academy of Sciences.


[PIC] KENNETH T. DERR, 60, is Chairman of the Board and Chief Executive Officer of Chevron. He joined Chevron in 1960. After a succession of assignments in the Comptroller's and Manufacturing Departments, he became Assistant to the President in 1969. He was elected a Vice-President in 1972, a Vice-Chairman in 1985 and assumed his present position in 1989. He served as President and Chief Executive Officer of Chevron U.S.A. Inc. from 1979 to 1984. He has been a Director of Chevron since 1981. He is a Director of AT&T Corp., Citicorp, Potlatch Corporation, The Bay Area Council, Invest-in-America, The American Productivity and Quality Center and the American Petroleum Institute; a Trustee Emeritus of Cornell University and a member of the National Petroleum Council, the California Business Roundtable, The Business Council and The Business Roundtable.


[PIC] SAM GINN, 59, has been Chairman of the Board and Chief Executive Officer of AirTouch Communications, Inc., formerly PacTel Corporation, a worldwide wireless telecommunications company, since December 1993. From 1988 until April 1, 1994, Mr. Ginn served as Chairman of the Board, President and Chief Executive Officer of Pacific Telesis Group. He was Chairman of the Board of Pacific Bell from 1988 until April 1, 1994. He has been a Director of Chevron since 1989. He is also a Director of Transamerica Corporation, Safeway Inc. and Hewlett-Packard Company. He is a member of The California Business Roundtable, The Business Roundtable, The Business Council, The Institute for International Studies at Stanford, and the California Council on Competitiveness.

[PIC] AMBASSADOR CARLA ANDERSON HILLS, 63, is Chairman and Chief Executive Officer of Hills & Company International Consultants, a company giving advice on investment, trade and risk issues abroad. From 1989 to 1993, she served as United States Trade Representative. She is a Director of American International Group, Inc., AT&T Corp., Bechtel Enterprises, Time Warner Inc., and Trust Company of the West. Mrs. Hills was a Director of Chevron from 1977 through 1988 prior to serving as U.S. Trade Representative, and rejoined the Board of Directors in 1993.



[PIC] SENATOR J. BENNETT JOHNSTON, 64, is Chief Executive Officer of Johnston & Associates, a governmental and business consulting firm. He served as U.S. Senator from Louisiana from 1972 through 1996. He was a member of the Senate Committee on Energy and Natural Resources (Chairman from 1986-1994 and ranking Democrat from 1994 through 1996). He was a member of the Appropriations Committee and Chairman of the Subcommittee on Energy & Water Development from 1986 to 1994. Other committees he served on were the Select Committee on Intelligence; the Budget Committee; and the Special Committee on Aging. Prior to serving in the Senate he served in the Louisiana State Legislature for eight years. He is a Director of Columbia Gas System Inc., Freeport McMoran Copper & Gold Inc., URS Corporation, and joined the Chevron Board of Directors in January 1997.


[PIC] RICHARD H. MATZKE, 60, is a Vice-President of Chevron and President of Chevron Overseas Petroleum Inc. He joined Chevron in 1961 as a geologist and advanced through various positions in Chevron's exploration, economics, research and corporate planning departments, becoming Assistant to the President in 1976. Between 1979 and 1989 when he assumed his present position, he served as vice-president of Chevron Chemical Company, manager of the corporation's foreign operations staff, director of Caltex Pacific Indonesia, and president of Chevron Canada Resources Limited. He joined the Chevron Board of Directors in March 1997. He is a Trustee of the African American Institute and of St. Mary's College of California, and Chairman of the Board of Directors of the United States--Kazakstan Council. He is also a member of the American Association of Petroleum Geologists, and the World Affairs Council of Northern California. CHARLES M. PIGOTT, 67, is Chairman Emeritus of PACCAR Inc, a manufacturer of transportation equipment. He was elected President of PACCAR Inc in 1965, became its Chief Executive Officer in 1967 and Chairman of the Board in 1986. He has been a Director of Chevron since 1973. He is a Director of The Boeing Company and Seattle Times Company, and a member of The Business Council.

[PIC] CHARLES M. PIGOTT, 67, is Chairman Emeritus of PACCAR Inc, a manufacturer of transportation equipment. He was elected President of PACCAR Inc in 1965, became its Chief Executive Officer in 1967 and Chairman of the Board in 1986. He has been a Director of Chevron since 1973. He is a Director of The Boeing Company and Seattle Times Company, and a member of The Business Council.

[PIC] CONDOLEEZZA RICE, 42, is Provost and Vice-President of Stanford University. She was named Provost in September 1993. Ms. Rice joined the Stanford University faculty in 1981. From 1989 until April 1991, she served on the Bush Administration's National Security Council as Special Assistant to President Bush for National Security Affairs and Senior Director for Soviet Affairs. She has been a Director of Chevron since 1991. She is a Director of Transamerica Corporation and the Rand Corporation, and a member of the Council on Foreign Relations and the J.P. Morgan International Advisory Council.


[PIC] FRANK A. SHRONTZ, 65, was Chairman of the Board of The Boeing Company from 1988 until February 1997. He was Chief Executive Officer from 1986 until 1996 and was President of The Boeing Company from 1985 until 1988. He served as Assistant Secretary of the Air Force and as Assistant Secretary of Defense from 1973 until 1976. He joined the Chevron Board of Directors in September 1996. He is also a Director of The Boeing Company, Boise Cascade Corporation, Citicorp, and the Minnesota Mining and Manufacturing Company, and a member of The Business Council and a citizen regent of The Smithsonian Institution.

[PIC] JAMES N. SULLIVAN, 59, is Vice-Chairman of the Board of Chevron. He joined Chevron in 1961 as a Process Engineer and held a succession of manufacturing assignments. He was elected a Vice-President of Chevron in 1983. He assumed his present position in 1989. He has been a Director of Chevron since 1988. He is a member of the Board of Trustees of the University of San Francisco, the California Academy of Sciences, and the Committee for Economic Development. He is a Director of the American Petroleum Institute and the United Way of the Bay Area.

[PIC] CHANG-LIN TIEN, 61, is Chancellor of the University of California, Berkeley. He was named chancellor in 1990. Mr. Tien joined the Chevron Board of Directors in March 1997. He is also a Director of Wells Fargo & Company and Raychem Corporation and is currently serving on the boards of trustees of the Asia Foundation and the Carnegie Foundation for the Advancement of Teaching. In 1991 he was elected a Fellow of the American Academy of Arts and Sciences and is a memeber of the National Academy of Engineering. He is also a member of the Pacific Council on International Policy, the U. S. Committee for Economic Development and the Council on Foreign Relations.

[PIC] GEORGE H. WEYERHAEUSER, 70, has been Chairman of the Board of Weyerhaeuser Company, a forest products company since 1988. He joined Weyerhaeuser Company in 1949, became its President in 1966 and was its Chief Executive Officer from 1966 to 1991. He has been a Director of Chevron since 1977. He is a Director of The Boeing Company and SAFECO Corporation, and a member of The Business Council.


[PIC] JOHN A. YOUNG, 64, retired as President, Director and Chief Executive Officer of Hewlett-Packard Company, a manufacturer of electronic equipment, in 1992. He joined Hewlett-Packard in 1958, became its President in 1977 and its Chief Executive Officer in 1978. He has been a Director of Chevron since 1985. He is Chairman of the Board of Novell, Inc. He is a Director of Affymetrix, Inc., Lucent Technologies Inc., Shaman Pharmaceuticals, Inc., SmithKline Beecham PLC and Wells Fargo & Company. He is a member of The Business Council and the Executive Committee of the Council on Competitiveness. He is Chairman of the Board of Smart Valley Inc., a non-profit corporation aimed at creating an electronic community in Silicon Valley.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

   Under applicable rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be the beneficial owner of Chevron Stock if he or she directly or indirectly has or shares voting power and/or investment power with respect to a security. A person is also considered to own shares which he or she does not own currently but has the right to acquire presently or at some time within the next 60 days. Restricted stock units awarded under Chevron compensation plans do not carry voting rights and may not be sold. Nonetheless, they may ultimately be paid in shares of Chevron Stock and represent economic ownership.

   The following table sets forth information about economic and beneficial ownership of Chevron Stock as of January 31, 1997, for each Director, for each executive officer named in the Summary Compensation Table on page 12, and for all Directors and executive officers of Chevron as a group. All amounts shown in the table represent less than 1% of the outstanding shares of Chevron Stock.


                                                 RESTRICTED    SHARES
                                                   STOCK      CURRENTLY   EXERCISABLE
                                                  UNITS(1)    OWNED(2)     OPTIONS(3)
                                               ------------ ----------- -------------
Samuel H. Armacost .............................     3,140     2,100         -0-
Kenneth T. Derr ................................       -0-   130,864     560,500
Raymond E. Galvin ..............................       -0-    21,828     126,000
Sam Ginn .......................................     2,529     2,000         -0-
Carla A. Hills .................................     1,419       600         -0-
J. Bennett Johnston ............................       110       -0-         -0-
Martin R. Klitten ..............................       -0-    23,620     176,400
Richard H. Matzke ..............................    25,371    47,607     116,000
Charles M. Pigott ..............................     3,140    68,904         -0-
Condoleezza Rice ...............................     1,606       -0-         -0-
Frank A. Shrontz ...............................       365     1,250         -0-
James N. Sullivan ..............................       -0-    56,981     309,800
Chang-Lin Tien .................................       -0-       -0-         -0-
George H. Weyerhaeuser .........................     3,140    12,800         -0-
John A. Young ..................................     3,140     1,000         -0-
Directors and executive officers as a group
 (18 persons)...................................    71,030   407,685   1,520,200

(1) Includes, for non-employee Directors, stock units awarded under the Chevron Restricted Stock Plan for Non-Employee Directors and retainers and fees deferred under the Chevron Corporation Deferred Compensation Plan, and for executive officers, stock units deferred under the Management Incentive Plan and the Long-Term Incentive Plan.
(2) Includes, for executive officers, shares held in trust under various profit sharing plans and in the dividend reinvestment account, of the Harris Trust and Savings Bank sponsored and administered Direct Chevron Stock Services Program.
(3) Represents all currently exercisable stock options awarded under the Long-Term Incentive Plan.

BOARD COMMITTEES AND MEETING ATTENDANCE

   The Board of Directors has established permanent Audit, Board Nominating and Governance, Management Compensation and Public Policy Committees. The membership of each of these committees is determined from time to time by the Board.


   The Audit Committee, which consists of John A. Young, Chairman, Samuel H. Armacost, Sam Ginn, Carla A. Hills and George H. Weyerhaeuser, held three meetings during 1996. The committee selects a firm of independent certified public accountants to audit the books and accounts of Chevron and its subsidiaries for the fiscal year for which they are appointed. In addition, the committee reviews and approves the scope and cost of all services (including nonaudit services) provided by the firm selected to conduct the audit. The committee also monitors the effectiveness of the audit effort and financial reporting, and inquires into the adequacy of financial and operating controls.

   The Board Nominating and Governance Committee's charter and title were expanded in 1996 to include matters of corporation governance. The committee, which consists of Samuel H. Armacost, Chairman, Charles M. Pigott, Condoleezza Rice and George H. Weyerhaeuser, held one meeting during 1996. The committee makes recommendations to the Board regarding corporate governance matters and practices including the effectiveness of the Board, its committees and individual directors. It also assesses the size and composition of the Board, and recommends prospective Directors, without regard to race, religion or sex, to assist in creating a balance of knowledge, experience, and capability on the Board. The committee will consider nominees recommended by stockholders. If a stockholder wishes to recommend a nominee for the Board of Directors, the stockholder should write to the Corporate Secretary of Chevron specifying the name of the nominee and the qualifications of such nominee for membership on the Board of Directors. All such recommendations will be brought to the attention of the Board Nominating and Governance Committee.


   The Management Compensation Committee, which consists of Charles M. Pigott, Chairman, Samuel H. Armacost, Frank A. Shrontz, Sam Ginn, Carla A. Hills, Condoleezza Rice, George H. Weyerhaeuser, and John A. Young, held five meetings during 1996. The committee reviews and approves salaries and other matters relating to compensation of the principal officers and all executives of Chevron and its subsidiaries above a specified salary grade. The committee also administers the Excess Benefit, Management Incentive, the Long-Term Incentive and the Salary Deferral Plans for management employees of Chevron.

   The Public Policy Committee, which consists of Carla A. Hills, Chairman, Kenneth T. Derr, Sam Ginn, Charles M. Pigott, Condoleezza Rice and John A. Young held three meetings during 1996. The committee identifies, monitors and evaluates domestic and foreign social, political and environmental trends, issues and concerns which affect or could affect Chevron or to which Chevron could make a unique contribution. The committee reviews and develops recommendations to the Board to assist it in formulating and adopting policies and strategies concerning public policy issues.

   Chevron's Board of Directors met ten times during 1996. There were a total of twenty-two meetings of the Board and its committees. Attendance by all Directors at these meetings averaged over 93 percent, except Mr. Pigott who attended 68.4 percent of the aggregate of the total number of meetings.

NON-EMPLOYEE DIRECTORS' COMPENSATION

   Non-Employee Directors receive an annual retainer of $35,000 and an attendance fee of $1,250 for each meeting of the Board or a committee of the Board attended. Committee Chairman are paid an additional fee of $1,250 for each meeting chaired. The attendance and Committee Chairman fees are being increased to $1,500 each in 1997. Any non-employee Director may elect to defer receipt of all or any portion of the annual retainer and meeting fees. Deferred amounts are credited each quarter with interest at a variable rate, or alternatively, at the election of the Director are converted into stock units representing the value of an equal number of shares of Chevron Stock. In such event, unpaid stock units are credited each quarter with dividend equivalents in the same amounts as the dividends paid on Chevron Stock. The amount ultimately distributed to the Director will reflect changes in the market value of Chevron Stock during the deferral period. Any deferred amounts remaining unpaid at the time of a Director's death are distributed to the Director's beneficiary.

   In addition, non-employee Directors received deferred compensation to supplement their cash retainers and attendance fees under the Chevron Restricted Stock Plan for Non-Employee Directors (the "RSP"). Benefits under the RSP accrue in the form of stock units and are payable in an equal number of shares of Chevron Stock after any non-employee Director terminates service as a Director of Chevron and attains the age of 65. Pursuant to the RSP, the stock unit accounts of non-employee Directors are credited annually with stock units representing $10,000 worth of Chevron Stock and quarterly with stock units representing converted dividend equivalents earned on the stock units in the non-employee Directors' accounts. Annual awards under the RSP are subject to forfeiture if any non-employee Director fails to serve as a Director of Chevron for five years. However, such forfeiture does not apply if a Director reaches age 72 while serving. This plan has been amended subject to stockholder approval, as discussed in Item 3 on page 16.

   Non-Employee Directors are reimbursed for expenses which may be incurred by them in connection with the business and affairs of Chevron.

                            EXECUTIVE COMPENSATION

   The compensation of K. T. Derr, Chevron's Chief Executive Officer, and the four other most highly paid executive officers during 1996 is discussed in the report from the Management Compensation Committee of the Board of Directors below and is shown on the following pages in five tables.

MANAGEMENT COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   This report is provided by the Management Compensation Committee of the Board of Directors (the "Committee") to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of Chevron's Chief Executive Officer and other senior Chevron executives.


   The Committee, consisting of eight of the non-employee Directors, is responsible for establishing and administering Chevron's executive compensation program. The Committee met five times during 1996.


   In structuring Chevron's incentive programs, the Committee has been advised on plan design by external compensation consultants, as well as Chevron's compensation staff. The Committee has been provided with competitive pay and performance information by an outside consultant. Chevron's compensation staff provided additional data and analysis that was requested by the Committee.

                    COMPENSATION PHILOSOPHY AND OBJECTIVES

   The Committee believes that compensation of Chevron's key executives should:

     o   link rewards to business results and stockholder returns;

     o encourage creation of stockholder value and achievement of strategic objectives;

     o provide total compensation opportunity that is competitive with major oil and non-oil companies, taking into account relative company size and performance as well as individual experience, responsibility and performance;

     o maintain an appropriate balance between base salary and short- and long-term incentive opportunity, with more compensation at risk at the higher salary grades.

     o   attract and retain high caliber personnel on a long-term basis.

Chevron uses seven major oil companies as its competition when determining competitive compensation practice: Amoco, Arco, Exxon, Mobil, Shell, Texaco and Unocal. These seven are the primary competition in the marketplaces in which Chevron operates and are strong competitors for human resources talent.

Five of these competitors (Amoco, Arco, Exxon, Mobil and Texaco) are also used as the "Competitor Peer Group" when determining relative total stockholder return ("TSR"), which is stock price appreciation plus dividends on a reinvested basis. Shell is excluded because it is a subsidiary of Royal Dutch Shell and does not issue stock, making it difficult to determine a return to stockholders. Unocal is excluded from the Competitor Peer Group because its assets and scope of operations are significantly smaller than the other members of the group.


                    KEY ELEMENTS OF EXECUTIVE COMPENSATION

   Chevron's existing executive compensation program consists of three elements: base pay, short-term incentives and long-term incentives. For senior executives, the Committee believes short- and long-term incentive pay, linked to Chevron's financial performance, should represent half or more of their total compensation opportunity. Payout of the short-term incentives depends on assessments of corporate performance measured against both annual business plan objectives and performance relative to the Competitor Peer Group. Payout of the long-term incentives depends on performance of Chevron Stock and on TSR performance relative to the same five competitors.

BASE PAY

     o Salary structures are targeted to average pay levels of the seven major oil competitors noted previously. The Committee also reviews pay information of companies outside the oil industry, supplied by outside consultants, when establishing salary structures to ensure compensation opportunity is appropriate on a broad industry basis.

     o Salaries within these structures vary by individual and are based on sustained performance toward achievement of Chevron's goals, objectives and strategic intents. The Committee also considers experience, time since last increase, and current salary compared to market rates when considering salary actions.

     o Executive salaries and proposed changes are reviewed and approved annually by the Committee. Pay increases under the executive salary program are administered throughout the salary program year.

SHORT-TERM INCENTIVE (MANAGEMENT INCENTIVE PLAN)


     o The Management Incentive Plan ("MIP") is an annual cash incentive plan which links awards to performance results of the prior year. Individual target awards vary by salary grade and are based on competitive practice of the seven major oil companies (Amoco, Arco, Exxon, Mobil, Shell, Texaco and Unocal). Actual individual awards typically vary from 150 percent of target to zero. Awards are based on the Committee's assessments of performance vs. objectives on three components: corporate results, business unit results and individual performance, each weighted about one-third of the target award. Performance assessments within each of the three components are aggregate judgments; there is no specific weighting formula for each factor within a component.

     o Corporate and business unit financial and strategic objectives are set at the beginning of each year. Financial objectives are developed for: earnings, return on capital employed (ROCE), cash flow and operating expense. Results are measured against these objectives and against major oil competitor results.

     o An individual's key job responsibilities and objectives are also established at the beginning of each year. Individual objectives include achievement of business unit financial objectives as well as objectives related to business operations (e.g., refinery throughput, production volumes, product quality, safety, environmental performance, etc.). Performance assessments are also made on other factors including diversity leadership, teamwork, communication, planning and organizing, creativity and innovation, and quality improvement.

     o   The  corporate   performance   assessment  is  the  same  for  all  MIP
         participants.   Individuals  will  have  differing  business  unit  and
         individual performance assessments.

LONG-TERM INCENTIVE (LONG-TERM INCENTIVE PLAN)


     o The Long-Term Incentive Plan ("LTIP") is designed specifically to link a substantial portion of executive pay to increases in stockholder value. Individual grants vary by salary grade, and are based on valuations of grants made by the seven major oil companies (Amoco, Arco, Exxon, Mobil, Shell, Texaco and Unocal) which are provided by an outside consultant. Grants are typically in the form of non-qualified stock options and performance units.

     o Non-Qualified Stock Options ("NQSOs") are awarded at market price on the day of grant, vest after one year, and have a ten-year term. Their ultimate value depends entirely on appreciation of Chevron Stock. The Committee does not grant discounted options.

     o The ultimate value of Performance Units (denominated in shares of Chevron Stock) is tied to TSR as compared to TSRs for the Competitor Peer Group. Performance units have a three-year vesting period, with a performance modifier based on relative TSR ranking that can vary from 0 percent to 150 percent. If Chevron's TSR is the lowest of the group, the modifier is 0 percent; if fifth, 30 percent; if fourth, 60 percent; if third, 90 percent; if second, 120 percent; if first, 150 percent. Moreover, if one or more competitor's TSR is within one percentage point of Chevron's TSR, the TSR ranking modifiers are averaged. Payout (in cash) is equal to the number of units multiplied by the performance modifier, multiplied by the 20 day trailing average price of Chevron Stock at the end of the performance period.

     o On January 31, 1996 in conjunction with a Company-wide grant of Performance Stock Options ("PSOs") to all employees, the Committee made a special, one-time grant of PSOs to all LTIP participants and subsequently reduced the 1996 "normal" LTIP NQSO grant shares by one-half. This PSO grant was awarded at market price on the grant date and with an expiration date of March 31, 1999. The PSOs will become exercisable only when Chevron's stock price reaches and maintains $75 for three consecutive business days or if Chevron ranks number one in TSR vs. the Competitor Peer Group for the five-year period 1994-1998. If neither the stock price nor the TSR objective is attained by December 31, 1998, the PSOs are canceled and may not be exercised.

     o In January 1997 the Committee made a special one-time non-stock award under the LTIP in recognition of eligible employees' performance during the period 1994, 1995 and 1996 and of the significant achievements made in 1996. This award was approximately one-third of the value of the LTIP performance units that became payable on December 31, 1996.

                          EXECUTIVE STOCK OWNERSHIP

   Chevron has no formal stock ownership guidelines. Executives participate in Chevron's Profit Sharing/Savings Plan (a broad-based employee stock ownership and savings plan) in addition to having the option to defer MIP awards and LTIP performance unit payouts into Chevron Stock accounts as well as other investment options. As a result of these opportunities, the average value of Chevron Stock holdings of executives as a group is more than four (4) times their annual salaries.

             1993 OBRA--EXECUTIVE COMPENSATION TAX DEDUCTIBILITY

   The Omnibus Budget Reconciliation Act of 1993 ("OBRA") included a provision which eliminates a company's tax deduction for any compensation over one million dollars paid to any one of the five executives who appear in the Summary Compensation Table, subject to several statutory exceptions. Final regulations for this section of OBRA were issued in December 1995. Both the Management Incentive Plan and the Long-Term Incentive Plan qualified for exceptions under certain transition rules in effect prior to this year. On pages 18 through 20 of this proxy statement the Board of Directors is recommending stockholder approval of amendments to both of these plans which will continue to qualify grants or awards under them for statutory exceptions.

                            1996 CEO COMPENSATION

BASE PAY

   Recognizing that Mr. Derr had not had a base salary increase since January 1, 1994, the Committee granted him an increase of $200,000 effective April 1, 1996. This increase, granted after twenty-seven months, brings his base salary to $1,200,000. Mr. Derr elected to defer receipt of the $200,000 increase until after he leaves Chevron service. This new salary reflects Mr. Derr's excellent performance throughout his eight-year tenure as CEO, during which time Chevron's annualized 18.9 percent TSR ranks first in the competitive peer group and ahead of the 16.4 percent achieved by S&P 500 companies. During 1995 (the year immediately preceding this salary increase), Chevron's TSR was 22.0 percent, its net proved OEG reserves replacement ratio was 138 percent and operational earnings increased 17 percent from the prior year.

ANNUAL BONUS (MIP)

   Chevron's overall financial performance was improved in almost every category in 1996. Net income of $2,607 million was a record high. Operational earnings of $2,651 million for 1996 were the highest of any year since 1985, the first year that measure was used. Chevron's 1996 TSR was 28.5 percent, second highest of the major oil peer group. ROCE was up substantially over 1995 and cash flow from operations was up for the second year in a row. Operating results continued the strong trend begun last year. Net liquids production during 1996 reached 1,043 MBD, 4 percent over 1995 levels. Strong exploration and development efforts also continued, with an actual 1996 net proved OEG reserves replacement ratio of 112 percent.

   Based on Chevron's 1996 performance, the Committee granted Mr. Derr a MIP award of $1,200,000, which is 133 percent of his target award. The MIP awards granted to Mr. Derr and to the other four highest-paid officers for the past three performance years are presented in the summary compensation table which follows this report.

LONG TERM INCENTIVES (LTIP)

   Chevron's LTIP grants are made under the same determination rules for all LTIP participants. During 1996, Mr. Derr's grants under LTIP were 81,200 PSOs, 54,200 NQSOs and 24,000 Performance Units. The Performance Unit vesting period began on January 1, 1997 and will end on December 31, 1999. Based on data provided  by an  outside  consultant,  the  Committee  believes  this  grant  is
reasonable   and   well   within   competitive   practice   for  his   level  of
responsibilities.

   Mr. Derr was granted Performance Units in 1993 for the performance period January 1, 1994 through December 31, 1996. Chevron's TSR of 18.7 percent for this three-year period resulted in a Performance Unit payout of $869,361 to Mr. Derr.

   As noted earlier in this report in the section on Long-Term Incentives in January 1997 the Committee also granted a special non-stock award for performance during the period 1994, 1995 and 1996. Mr. Derr's award of $290,000 will be paid after he leaves Chevron service.

   The Committee also notes that Mr. Derr was allocated $5,735 from his participation in Chevron's Profit Sharing/Savings Plan, a broad-based employee stock ownership and savings plan. The allocation to this Plan was based on Chevron's 1996 income.

January 29, 1997                  MANAGEMENT COMPENSATION COMMITTEE

                                  C. M. PIGOTT, Chairman          S. H. ARMACOST
                                  SAM GINN                        C. A. HILLS
                                  C. RICE                         F.A. SHRONTZ
                                  G.H. WEYERHAEUSER               J.A. YOUNG

SUMMARY COMPENSATION TABLE

                                                        LONG-TERM COMPENSATION
                                              -----------------------------------------
                     ANNUAL COMPENSATION          AWARDS               PAYOUTS
               ------------------------------ ------------- ---------------------------
      NAME                                      SECURITIES      VESTED          NON-      ALL OTHER
      AND                           BONUS($)    UNDERLYING    PERFORMANCE      STOCK       COMPEN-
   PRINCIPAL                          (YEAR       OPTIONS        UNITS         AWARDS      SATION(2)
    POSITION     YEAR   SALARY($)    EARNED)        (#)           ($)           ($)          ($)
-------------- ------ ----------- ----------- ------------- ------------- ------------- -----------
K. T. Derr     1996     1,154,000   1,200,000     135,400(1)     869,361     290,000(3)   105,243
Chairman       1995     1,000,000     721,000     105,800      1,958,454       --          69,819
               1994     1,000,000     700,000     125,300      1,402,981       --          50,095

J. N. Sullivan 1996       650,000     575,000      74,400(1)     476,840     159,000(3)    59,318
Vice-Chairman  1995       575,000     359,000      58,200      1,072,192       --          40,147
               1994       575,000     348,000      68,800        787,327       --          27,935

M. R. Klitten  1996       426,250     290,000      43,500(1)     279,126      94,000(3)    38,509
Vice-President 1995       400,000     229,000      34,000        638,357       --          27,927
               1994       381,250     208,000      40,200        473,580       --          19,438

R. E. Galvin   1996       466,667     350,000      43,500(1)     197,714      66,000(3)    41,927
Vice-President 1995       405,000     197,000      23,400        440,032       --          28,278
               1994       380,000     184,000      28,700        301,907       --          18,402

R. H. Matzke   1996       410,000     400,000      43,500(1)     197,714      66,000(3)    36,611
Vice-President 1995       365,000     225,000      23,400        440,032       --          25,485
               1994       356,250     203,000      28,700        301,907       --          17,425

-----------
(1)  Includes an NQSU and a one-time PSU grant.

(2) Includes Chevron's contribution to the Profit Sharing/Savings Plan, the Savings Plus Plan and allocations under the Excess Benefit Plan for these plans. For 1996 contributions under the Profit Sharing/Savings Plan for the five named individuals were as follows: K. T. Derr, $2,701, J. N. Sullivan, $2,966, M. R. Klitten, $4,825, R. E. Galvin, $4,188 and R. H. Matzke,
     $4,719; contributions under the Savings Plus Plan for the five named individuals were as follows: K. T. Derr, $3,034, J. N. Sullivan, $3,037, M.
     R. Klitten, $3,056, R. E. Galvin, $3,049 and R. H. Matzke, $3,055; and contributions under the Excess Benefit Plan for the five named individuals were as follows: K. T. Derr, $99,508, J. N. Sullivan, $53,315, M. R. Klitten, $30,628, R. E. Galvin, $34,690 and R. H. Matzke, $28,837.

(3) Special award made by the Committee in January 1997 under the Long-Term Incentive Plan for performance during 1994, 1995 and 1996.


OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                          --------------------------------------

                                          PERCENTAGE
                             NUMBER OF     OF TOTAL                               POTENTIAL REALIZABLE VALUE ON 10/30/06
                            SECURITIES     OPTIONS      EXERCISE                    BASED ON ASSUMED COMPOUNDED ANNUAL
                            UNDERLYING    GRANTED TO    OR BASE                    RATES OF STOCK PRICE APPRECIATION(3)
                              OPTIONS     EMPLOYEES      PRICE     EXPIRATION   -------------------------------------------
NAME                          GRANTED      IN 1996    (PER SHARE)     DATE      0% PER YEAR   5% PER YEAR    10% PER YEAR
                          ------------- ------------ ----------- ------------  ------------- -------------- --------------
K. T. Derr ...............      81,200(1)     3.6%      $51.875      3/31/99     $ --                   N/A              N/A
                                54,200(2)     2.4        66.250     10/30/06       --       $     2,192,173        5,722,707
J. N. Sullivan ...........      44,600(1)     2.0        51.875      3/31/99       --                   N/A              N/A
                                29,800(2)     1.3        66.250     10/30/06       --             1,205,291        3,146,433
M. R. Klitten ............      26,100(1)     1.2        51.875      3/31/99       --                   N/A              N/A
                                17,400(2)     0.8        66.250     10/30/06       --               703,760        1,837,179
R. E. Galvin .............      26,100(1)     1.2        51.875      3/31/99       --                   N/A              N/A
                                17,400(2)     0.8        66.250     10/30/06       --               703,760        1,837,179
R. H. Matzke .............      26,100(1)     1.2        51.875      3/31/99       --                   N/A              N/A
                                17,400(2)     0.8        66.250     10/30/06       --               703,760        1,837,179
PSO Stock Price/Share  ...$     51.875                                             --                   N/A              N/A
NQSO Stock Price/Share  ..      66.250                                           66.250             106.696          171.835
All Optionees for PSOs  ..   1,312,250                                                                  N/A              N/A
All Optionees for NQSOs  .     943,030                                                           38,141,791       99,569,823
All Stockholders(4)  ..... 653,095,581                                                       26,415,103,689   68,957,096,920
Optionee Gain as % of All                                                             0%                0.1%             0.1%
 Stockholders' Gain ......

------------
(1) PSOs vest if, by December 31, 1998 a) Chevron Stock closes at or above $75 for three consecutive business days OR b) if Chevron is ranked number one in TSR vs. the Competitor Peer Group for 1994-1998. If neither a) or b) objective is attained by December 31, 1998, the option is cancelled. PSO numbers shown in this table and used to calculate the percentage of total options granted are those PSOs granted to executives and senior managers under the Long-Term Incentive Plan only.

(2) NQSOs have a 10 year term and are 100 percent vested one year after date of grant. The exercise price is the fair market value on the date of grant.

(3) Potential realizable values on October 30, 2006 do not apply to PSOs since they will either have been exercised or will have expired no later than March 31, 1999.

(4) Represents aggregate increase in market capitalization of Chevron based upon the outstanding shares (653,095,581) of Chevron Stock as of December 31, 1996.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                          UNDERLYING                   IN-THE-MONEY
                    UNEXERCISED OPTIONS AT              OPTIONS AT
                       DECEMBER 31, 1996             DECEMBER 31, 1996
                ----------------------------- -----------------------------
NAME              EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------- ------------- --------------- ------------- ---------------
K. T. Derr .....   560,500       135,400         $13,713,875   $1,065,750
J. N. Sullivan..   309,800        74,400           7,589,837      585,375
M. R. Klitten...   176,400        43,500           4,296,262      342,562
R. E. Galvin....   126,000        43,500           3,068,775      342,562
R. H. Matzke....   116,000        43,500           2,767,525      342,562

No stock options were exercised by the above named executive officers during 1996.

LONG-TERM INCENTIVE PLAN--1996 PERFORMANCE UNIT AWARDS TABLE

                   NUMBER OF          NUMBER AT PAYOUT           PERFORMANCE
                  PERFORMANCE  -----------------------------    PERIOD UNTIL
NAME                 UNITS      MAXIMUM   TARGET   THRESHOLD      PAYOUT
                ------------- --------- -------- ----------- --------------
K. T. Derr .....     24,000        36,000    24,000   7,200       3 Years
J. N. Sullivan..     13,000        19,500    13,000   3,900       3 Years
M. R. Klitten...      8,000        12,000     8,000   2,400       3 Years
R. E. Galvin....      8,000        12,000     8,000   2,400       3 Years
R. H. Matzke....      8,000        12,000     8,000   2,400       3 Years


The payout can vary depending on Chevron's TSR vs. its Competitor Peer Group. A performance modifier provides the incentive to maximize TSR relative to the Competitor Peer Group by modifying the payout value (e.g., the modifier is 150 percent for the highest relative TSR and 0 percent for the lowest relative TSR). Payout (in dollars) is equal to the number of units times a performance modifier based on relative TSR times the 20-day trailing average price of Chevron Stock at the end of the performance period.


PENSION PLAN TABLE

   The following table illustrates the approximate annual pension that the named executive officers in the Summary Compensation Table would receive under the Chevron Retirement Plan and the Retirement Plan portion of the Excess Benefit Plan if the plans remained in effect and the named executive officers retired at age 65 and elected an individual life pension. However, because of changes in the tax laws or future adjustments to benefit plan provisions, actual pension benefits could differ significantly from the amounts set forth in the table.



AVERAGE ANNUAL SALARY                     ESTIMATED ANNUAL PENSION
  PLUS MANAGEMENT     ----------------------------------------------------------------
INCENTIVE PLAN AWARDS                     YEARS OF CREDITED SERVICE
 DURING THE HIGHEST 3 ----------------------------------------------------------------
  CONSECUTIVE YEARS       25          30           35            40           45
--------------------- ---------- ------------ ------------- ------------ -------------
$  750,000 ...........$283,400   $  334,000   $  386,100    $  450,500   $  502,900
$1,000,000 ...........$377,800   $  445,300   $  514,700    $  600,600   $  670,600
$1,250,000 ...........$472,300   $  556,700   $  643,400    $  750,800   $  838,300
$1,500,000 ...........$566,800   $  668,000   $  772,100    $  901,000   $1,006,000
$1,750,000 ...........$661,200   $  779,400   $  900,800    $1,051,200   $ 1,173,600
$2,000,000 ...........$755,700   $  890,700   $1,029,500    $1,201,400   $1,341,300
$2,250,000 ...........$850,200   $1,002,000   $1,158,200    $1,351,500   $1,509,000
$2,500,000 ...........$944,600   $1,113,400   $1,286,900    $1,501,700   $1,676,700


   If they remain employees until they reach age 65, the years of credited service will be as follows: K. T. Derr, 40 years; J. N. Sullivan, 40 years; M.
R. Klitten, 39 years; R. E. Galvin, 44 years; and R.H. Matzke 40 years. The amounts set forth in the table above do not include modest reductions to reflect the offset for federal social security benefits required by the Retirement Plan. As a former executive of Gulf Oil Corporation, R. E. Galvin is also entitled to receive a single lump-sum payment upon retirement of $180,000.

   The Retirement Plan is a defined benefit pension plan. Eligible employees of Chevron and consolidated subsidiaries automatically participate in the Plan and start accruing benefits from their first day of employment. Eligible employees become fully vested in their pension benefits after completing five years of service.

   Pension benefits are calculated on a "final average pay formula" based on the length of credited service and the annual average of the highest thirty-six consecutive months of earnings. For executive officers, earnings include MIP awards and generally correspond with the combined amounts set forth in the "Salary" and "Bonus" columns in the Summary Compensation Table on page 12. The same thirty-six consecutive month period is used to determine the highest average earnings for both salary and MIP awards.

   The total pension benefit is equal to the sum of 1.4 percent of average earnings (less $600) multiplied by years of credited service prior to July 1, 1971; plus 1.35 percent of average earnings multiplied by years of credited service after June 30, 1971 and prior to July 1, 1986; plus 1.6 percent of average earnings multiplied by years of credited service after June 30, 1986. The basic pension is reduced by a portion of the federal social security benefit. Employees of acquired companies might receive benefits calculated under different formulas for their service under plans merged into the Retirement Plan. Benefits under the Retirement Plan are ordinarily payable monthly in the form of an individual life pension upon retirement at age 65, although reduced benefits are available to eligible employees who terminate employment before attaining age 65. Instead of an individual life pension, eligible employees may elect to receive a 50 percent or 100 percent joint-and-survivor pension, or a lump sum payment. Other forms of distribution are available under the Excess Benefit Plan.


PERFORMANCE GRAPH

   The following graph, prepared by Standard & Poor's Compustat group, shows how an initial investment of $100 in Chevron Stock would have compared to an equal investment in the S&P 500 Index or in an index of peer group companies over a five-year period beginning December 31, 1991 and ending December 31, 1996 weighted by market capitalization as of the beginning of each year. The graph reflects the reinvestment of all dividends that an investor would be entitled to receive, with the reinvestment made on the ex dividend trading date. The interim measurement points show the value of $100 invested on December 31, 1991 as of the end of each year between 1991 and 1996.


   The Competitor Peer Group index is made up of Amoco, Arco, Exxon, Mobil and Texaco. Chevron competes directly against these companies, and for a number of years has measured its performance against them for purposes of its Management Incentive Plan and Long-Term Incentive Plan.




               TOTAL SHAREHOLDER RETURNS
        Base
        Period            Years Ending

Company Name / Index    Dec91   Dec92   Dec93   Dec94   Dec95   Dec96
CHEVRON CORP    100     105.66  137.94  147.46  180.02  231.24
S&P 500 INDEX   100     107.62  118.46  120.03  165.13  203.05
PEER GROUP      100     104.31  116.40  122.06  163.07  199.52

                           ITEM 2 ON THE PROXY CARD

APPROVAL OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Audit Committee of the Board, which is composed entirely of non-employee Directors, has selected Price Waterhouse LLP ("Price Waterhouse") as independent public accountants to audit the books, records and accounts of Chevron and its subsidiaries for the year 1997. The Board has endorsed this appointment and it is being presented to the stockholders for approval.

   Price Waterhouse has audited the consolidated financial statements of Chevron for many years and during the year ended December 31, 1996, provided both audit and nonaudit services. Audit services included: (1) regular examination of the consolidated financial statements, including work relating to quarterly reviews, SEC filings, and consultation on accounting and financial reporting matters; (2) audit of the financial statements of certain subsidiary companies to meet statutory or local regulatory requirements; (3) audit of specific financial and statistical information in connection with sales contracts and other agreements; and (4) examination of the financial statements of various Chevron employee benefit plans. Nonaudit services provided by Price Waterhouse included income tax consulting, employee benefit advisory services and systems consulting projects.

   All audit and nonaudit services provided by Price Waterhouse are approved by the Audit Committee which will give due consideration to the potential impact of nonaudit services on auditor independence.

   Representatives of Price Waterhouse will be present at the Meeting, will have an opportunity to make statements if they desire, and will be available to respond to appropriate questions.

   If the stockholders do not approve the appointment of Price Waterhouse, the Audit Committee will select another firm of auditors for the ensuing year.

   YOUR DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE FOR THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT PUBLIC ACCOUNTANTS.


                           ITEM 3 ON THE PROXY CARD

APPROVAL OF AMENDMENTS TO THE CHEVRON RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

   Your Directors are presenting for the approval of the stockholders amendments to the Chevron Restricted Stock Plan for Non-Employee Directors (the "RSP"). The amendments will, among other changes, replace the annual award of $10,000 worth of restricted stock units with an annual award initially set at 400 shares of restricted stock. The shares have a five-year vesting period and transfer restriction. Non-employee Directors will have voting rights under the shares and may receive cash dividends. The Directors are recommending these amendments in order to keep Chevron's Director compensation competitive with Chevron's oil industry Peer Group Competitors, to increase the proportion of Director compensation paid in stock, and to facilitate increased ownership of Chevron Stock by Directors. These amendments are submitted for stockholder approval under Paragraph 312.03 of the New York Stock Exchange Listed Company Manual which requires stockholder approval of a plan or arrangement pursuant to which stock may be acquired by directors. An explanation of the RSP and a summary of significant provisions of the amendments follow.

   The Original Plan. The RSP was adopted by the Board of Directors on July 22, 1988. The purpose of the RSP is to provide an economic interest in Chevron Stock as a supplement to their cash retainers and attendance fees and is in keeping with Chevron's long-standing practice of tying management's compensation to the Company's financial performance. The RSP is intended to encourage qualified individuals to accept nominations as Chevron Directors and strengthen the mutuality of interest between Chevron's non-employee Directors and Chevron's other stockholders. The RSP was subsequently approved by the stockholders on May 5, 1992.

   Under the original RSP, each non-employee Director receives upon election at the Annual Meeting of Stockholders, a grant of restricted stock units. The number of stock units awarded each year to each non-employee Director is determined by dividing $10,000 by the current average cost of one share of Chevron's Stock, based on recent reported market prices.


   The stock units are entitled to receive "dividends" in the same amount and at the same time as cash dividends are paid on shares of Chevron Stock. These nominal dividends are "paid" in the form of additional stock units equal in number to the number of shares of Chevron Stock that an equivalent cash amount would have been able to purchase at recent market prices. The effect is to parallel the result that would be obtained under a dividend reinvestment plan if the Directors held shares rather than units and applied cash dividends to the purchase of additional shares of Chevron Stock.

   A holder of stock units has no voting rights or other privileges as a stockholder. However, if there is a stock split, stock dividend, or similar change in capitalization affecting Chevron Stock, the RSP provides for a corresponding adjustment to the number of stock units allocated to each of the non-employee Directors.

   The restricted stock units are subject to vesting conditions and are paid out in the form of common stock shares only upon the Director's retirement or death. Fractions of a single unit are paid out in cash.

   To receive any benefits under the RSP, a non-employee Director must generally serve the Corporation as a Director for at least five years, although the service need not be consecutive. If, however, a non- employee Director reaches the age of 72 or dies while serving as a Director of the Corporation, the RSP benefit is fully vested even if the Director has not met the five-year service requirement. For years 1989 to 1996, a total of 22,884 stock units were awarded under the RSP to the Corporation's eligible non-employee Directors.

   The Amended Plan. Under the RSP as amended, each non-employee Director shall receive an award of restricted stock initially set at 400 shares as of the date of each Annual Meeting of Stockholders of Chevron at which the Director is elected to serve until the following meeting. This award will replace the award of stock units.


   A non-employee Director shall have all the rights of a stockholder with respect to the shares of stock subject to the award including the rights to vote the shares and to receive cash dividends on such shares. However, the shares shall be forfeited if the Director ceases to be a Director prior to the end of a forfeiture period of not less than five years designated by the Director except that death, mandatory retirement from the Board at age 72, disability, change in principal employment or government service shall not cause forfeiture. During the forfeiture period a Director may not sell or transfer those shares covered by the forfeiture requirement. The effect of the forfeiture requirement is that, at the end of the initial forfeiture period, the Director will own 2,000 shares and will own an additional 400 shares upon the expiration of each subsequent forfeiture period.


   The Board of Directors recommends these amendments based on a comprehensive comparative study of Chevron's board compensation with particular reference to the practices of Chevron's oil industry peer group competitors and other large industrial companies. The Board noted an industry trend toward paying a significant portion of non-employee Director compensation in the form of company stock. This trend confirms Chevron's philosophy of having a substantial component of management's compensation tied to the long-term improvement in Chevron's stockholder return. The Board believes that this tie can be strengthened by the award of restricted stock which, unlike stock units currently awarded under the RSP, carries with it all of the rights of stockholders to vote and to receive dividends.


   The RSP shall be administered by the Board Nominating and Governance Committee which in its sole discretion may amend, construe and interpret the RSP, promulgate and rescind implementation rules and make all of the necessary determinations. If a majority of the shares represented in person or by proxy at the meeting votes to approve the proposed amendment to the RSP, then the amendment will become effective; otherwise, they will have no force and effect and the existing plan shall remain in effect. If approved by stockholders, the amended RSP will remain in effect indefinitely. The Board may, insofar as permitted by law, from time to time, with respect to any shares of stock at the time not subject to awards under the RSP, suspend or discontinue it or revise or amend it in any respect and for any reason.


   The text of the amended RSP is set forth in Appendix A to this proxy statement. The foregoing summary of its principal features does not purport to be complete and is subject to and qualified in its entirety by Appendix A.


   YOUR DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE FOR THE AMENDMENTS TO THE CHEVRON RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.


                       ITEMS 4 AND 5 ON THE PROXY CARD

BOARD DISCUSSION OF AMENDMENTS TO THE CHEVRON CORPORATION LONG-TERM INCENTIVE PLAN (THE "LTIP") AND THE MANAGEMENT INCENTIVE PLAN OF CHEVRON CORPORATION (THE "MIP").

   Your Directors are submitting for the approval of the stockholders amendments to the LTIP and the MIP which establish performance-based criteria designed to permit awards under the plans to qualify for the performance-based award exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended.

   Under Section 162(m), a publicly-held company may not deduct for federal income tax purposes compensation paid on or after January 1, 1994 to its chief executive officer or the next four highest paid officers of the company (the "named executive officers") in excess of an individual limit of $1 million annually. However, compensation is exempt and therefore deductible for tax purposes even if the $1 million cap is exceeded for a named executive officer if the compensation is paid pursuant to an award that is payable only if certain performance-based criteria are satisfied, and provided that the criteria were specified at or about the time the award was made. For plans approved by the company's stockholders prior to December 20, 1993, this performance-based exception is applicable only if the plan under which the awards are made is administered in accordance with such performance-based criteria and these criteria are approved by the company's stockholders no later than the annual meeting in 1997.

   To permit Chevron after January 1, 1994 to continue to fully deduct compensation paid to the named executive officers under the MIP and the LTIP, the Board's Management Compensation Committee has administered awards under these plans in compliance with certain transition rules prescribed by the Internal Revenue Service. In order to assure the continued availability of a federal income tax deduction for awards under MIP and the LTIP, on October 30, 1996, the Board adopted plan amendments and established procedures, summarized below, which are intended to permit awards under the plans to qualify for the performance-based exception under Section 162(m) and now seeks the stockholders' approval, which is necessary to assure the continued availability of this exception.

                           ITEM 4 ON THE PROXY CARD

APPROVAL OF AMENDMENTS TO THE MANAGEMENT INCENTIVE PLAN OF CHEVRON CORPORATION

   The MIP was last approved by stockholders in 1980. Prior to the current amendments, the MIP specified two aggregate fund formulas that provided a maximum annual limit for awards under the MIP. Generally, the annual fund was specified as not more than 3 percent of the amount by which Chevron's "annual income" exceeded 6 percent of its "average annual capital investment" (as such terms were defined in the text of the MIP and determined by Chevron's outside auditors). However, the Management Compensation Committee had the authority to use an alternative fund equal to 1-1/2 percent of Chevron's annual income. Under the amendments to the MIP for which stockholder approval is requested, the annual fund limitation, and the corresponding requirement that stockholders approve any change in the annual fund limitation have been eliminated.

   In place of the annual fund limitation, a specific limitation on the awards to Chevron's named executive officers of 0.5 percent of Chevron's annual income (defined as reported earnings before special items and accounting changes; this is the same as the publicly disclosed operating earnings amount) has been adopted. In addition, of this 0.5 percent award fund provided for in the amendments, the maximum amount that may be awarded to the Chief Executive Officer is 40 percent of the fund, the maximum amount that may be awarded to the second and third highest compensated named executive officers is 20 percent of the fund each and the maximum amount that may be awarded to the fourth and fifth highest compensated named executive officers is 10 percent of the fund each. The Management Compensation Committee has the discretion to decrease, but not to increase, the maximum award determined pursuant to this new formula. (If the above limits had been applied to the calculation of awards for executive officers in recent years, actual awards would not have been reduced.) The Management Compensation Committee will exercise this discretion to ensure that awards made under the MIP are consistent with the competitive practices of Chevron's oil industry peer group.

   The Board believes that the plan amendments discussed above satisfy the performance-based criteria requirements of Section 162(m) and that the application of current MIP award guidelines for other plan participants, in combination with the individual maximum award limits described above, will provide appropriate controls of aggregate annual awards under the MIP.


   The text of the MIP, as amended to date, is set forth in Appendix B to this proxy statement. The foregoing summary of its principal features does not purport to be complete and is subject to, and qualified in its entirety by Appendix B.


   YOUR DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE FOR THE AMENDMENTS TO THE MANAGEMENT INCENTIVE PLAN OF CHEVRON CORPORATION.


                           ITEM 5 ON THE PROXY CARD

APPROVAL OF AMENDMENTS TO THE CHEVRON CORPORATION LONG-TERM INCENTIVE PLAN


   The LTIP was approved by the Chevron stockholders in 1990. Awards to named executive officers under the LTIP under current practice take the form of non-qualified stock options and performance units. The LTIP as originally approved has an annual aggregate maximum limit on the number of awards that may be made under the LTIP of 1.0 percent of the number of shares of Chevron Stock issued and outstanding as of January 1 of the award year; this limit continues in effect under Section 4(b) of the amended plan. Section 5(a) of the LTIP has been amended to provide that stock options, performance units and other share-based awards that may be granted under the LTIP to any individual in a single calendar year may not exceed 0.15 percent of the outstanding shares on the date of grant. With 653,086,053 shares outstanding as of December 31, 1996, the approximate individual limit for the LTIP grants in 1997 would be 979,629 shares. (If the above limit had been applied to the grant of options to executive officers in recent years, it would not have been necessary to reduce the number of shares subject to any such option.) The Management Compensation Committee grants awards under the LTIP that are consistent with the competitive practices of Chevron's oil industry peer group.

   In addition, Section 5(b) of the LTIP has been amended to limit the value of all non-stock awards granted to any individual in a single calendar year to $1 million.

   The LTIP also has been amended to clarify that the Management Compensation Committee has the authority when granting awards under the LTIP to specify that the payment or vesting of such awards shall be subject to the achievement of certain performance-based criteria which are specified by the Management Compensation Committee at or about the time of granting the award. These criteria include (but are not limited to) earnings per share, total stockholder return and return on capital employed (see Section 7(a), 8(a) and 9 (a) of the LTIP). For example, under the Management Compensation Committee rules currently in effect, payment of a participant's performance units will range from zero to 150 percent of the value of a unit, depending on Chevron's ranking on total shareholder return relative to the total shareholder return of a group of named competitors. Generally, stock option grants under the LTIP are not subject to any performance goals; applicable federal income tax regulations provide that a stock option grant is deemed to satisfy the performance-based award requirement of Section 162(m) if it is granted pursuant to a plan which states the maximum number of shares with respect to which options may be granted during a specified period.


   The Board believes that the amendments and the performance-based criteria discussed above with respect to the LTIP satisfy the performance-based criteria requirement of Section 162(m).

   The text of the LTIP, as amended to date, is set forth in Appendix C to the proxy statement. The foregoing summary of its principal features does not purport to be complete and is subject to, and qualified in its entirety by Appendix C.

   YOUR DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE FOR THE AMENDMENTS TO THE CHEVRON CORPORATION LONG-TERM INCENTIVE PLAN.


                            STOCKHOLDER PROPOSALS

   You may be asked to vote on proposals which were submitted by stockholders who are not members of management or the Board of Directors. The proposals are included as action items in the Notice of Meeting and are set forth and discussed in this proxy statement because they are proper subjects for action by stockholders and for inclusion in the proxy statement, have been submitted to Chevron on a timely basis, and otherwise comply with the rules of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), the laws of the State of Delaware and applicable provisions of Chevron's Restated Certificate of Incorporation. These proposals have been printed in this proxy statement as submitted.

   When submitted, each proposal included the name and address of the stockholder making the proposal, the number of shares owned by the stockholder and the dates upon which the shares were acquired. Each proposal also included a statement that the stockholder had held the shares for more than one year at the time of the submission and intended to hold the shares through the date of the Meeting. Persons who claimed beneficial ownership of stock held of record by others were permitted to submit proposals if they submitted appropriate documentation of their claim of beneficial ownership. The names and addresses of the stockholders submitting the proposals, as well as the number of shares held, will be furnished by Chevron, either orally or in writing as requested, promptly upon the receipt of any oral or written request therefor.

   Stockholders submitting a proposal must appear personally or by proxy at the Meeting to move the proposal for consideration. A proposal will be approved if it is introduced and voted on at the Meeting and it is supported by a majority of the shares that are voted.

   For a stockholder proposal to be considered for inclusion in the proxy materials for the 1998 Annual Meeting of Stockholders, it must be received by the Corporate Secretary at the corporate headquarters address before November 21, 1997. It is suggested that a proponent submit any proposal by Certified Mail--Return Receipt Requested.

                           ITEM 6 ON THE PROXY CARD

STOCKHOLDER PROPOSAL TO ABANDON ANWR DRILLING PLANS

   Whereas the Arctic National Wildlife Refuge is the last completely intact conservation unit "that provides a complete range of Arctic ecosystems, functioning in balance to perpetuate wildlife populations."

   The 1002 area represents only five percent of the Nation's total Arctic Coastal Plain and includes unique wildlife and wilderness resources not found elsewhere.

   The 1002 area is also the most biologically productive part of the Arctic National Wildlife Refuge and is a vital focal point for wildlife activity.

   Whereas the building of oil infrastructure within the 1002 area would most likely displace the Porcupine Caribou Herd which uses this area annually as a concentrated calving ground.

   We believe the populations of Muskoxen, Polar Bears, Brown Bears, Snow Geese, Wolverines, and Arctic Peregrine Falcons could be adversely affected by the construction of an industrial infrastructure within the 1002 area of the Arctic Coastal Plain.

   In addition, the tundra of the 1002 area is very fragile and is composed of permafrost which would be heavily impacted and permanently scarred by the
construction  of  gravel  roads,   pipelines,   buildings,   and  other  support
facilities.

   Also, water resources in the 1002 area are very limited and therefore the industrial use of these limited natural freshwater resources would have a damaging impact upon the fragile ecosystem of the Arctic Coastal Plain.

   Therefore, Be It Resolved that the shareholders request that the Management and Board of Directors of Chevron Corporation unconditionally cancel any future plans for oil drilling in the 1002 area and immediately stop the expenditure of any corporate funds targeted to achieve this destructive objective.

SUPPORTING STATEMENT:

   Chevron has the responsibility to act as a good corporate and environmental citizen and set a positive example for others. Chevron can best achieve this objective by adopting a new corporate policy. This new policy would recognize the importance of preserving the biological integrity of the Arctic National Wildlife Refuge and that drilling for oil in the 1002 area of the Coastal Plain is incompatible with this biological integrity. The overall objective of this new corporate policy would be to promote biological diversity, genetic diversity, and healthy vibrant ecosystems in the 1002 area of the Coastal Plain of the Arctic Refuge. The native flora, fauna, animals, and micro-organisms living in the 1002 area should be allowed to exist in their own undisturbed habitat without facing environmental devastation and harmful alterations resulting from the construction and operation of oil drilling infrastructure and support facilities.

   We believe that is in the best interest of the shareholders of Chevron Corporation to approve of this resolution because drilling for oil in the 1002 area of the Arctic National Wildlife Refuge is so controversial and would do such tremendous environmental damage to the delicate ecosystem of the Arctic Coastal Plain and would tarnish our company's image and cause irreparable harm to Chevron's reputation.

RECOMMENDATION OF THE BOARD AGAINST THIS PROPOSAL.


   Your Board of Directors supports the opening of the coastal plain of the Arctic National Wildlife Refuge ("ANWR") for petroleum exploration, development and production. The Directors believe that operations can be carried out in a way which protects the environment and that pursuit of the area's potential petroleum reserves is in the national interest. Consequently, the Board recommends a vote AGAINST this proposal.


   The petroleum industry's many decades of exploration and production activities in arctic Alaska--much of it next door at Prudhoe Bay--have provided overwhelming evidence that these operations can be compatible with the environment and wildlife in the area. For example, oil field activities on the North Slope have not had any adverse impacts on the areas' caribou population. In fact, they have thrived. Caribou which grazed in the Prudhoe Bay oil field now number 23,000, which is eight times larger than when oil development first began in the early 1970's.


   We disagree with the statements made by the proponent that operations in the 1002 Area of ANWR are devastating and harmful to the environment. Many of the arguments made by the shareholder are similar to arguments that were made before the development of the Prudhoe Bay field in Alaska. Chevron has already conducted exploration operations in the 1002 Area in an environmentally responsible manner and believes that future operations can be conducted in a similar fashion.

   The 1002 Area, which is a very small part of ANWR, is recognized throughout the industry as one of the last domestic opportunities in which to find vast reserves of oil. Various sources have debated the absolute amount of the reserves and the impact of those reserves, but all sources have agreed that there is significant potential for such reserves to be in place. The Secretary of the Interior in 1987 concluded that ". . . the 1002 area has a very significant potential to contribute to the national need for oil", and Chevron agrees with this statement.

   Chevron, with BP as a partner, acquired our acreage position from the Arctic Slope Regional Corporation (ASRC) in February of 1984. ASRC owns the subsurface rights in the area and the Kaktovik Inupiat Village Corporation (KIC) owns the surface rights. Not only did ASRC and KIC own rights in the area pursuant to the Alaska Native Claims Settlement Act of 1971 (ANCSA), but ASRC also concluded a Land Exchange Agreement in August of 1983 in order to exchange other Alaska lands with the Department of the Interior for the acreage that Chevron and BP currently have under lease.

   Operations on the ASRC lands are conducted pursuant to plans that must be submitted to the U.S. Fish and Wildlife Service, as well as other state and federal agencies, for review and comment. Such activities are to be conducted ".
 . . so as not to significantly adversely affect the wildlife, its habitat, or the environment of the ASRC lands or Refuge lands . . .".

   On April 21, 1987, Don Hodel, then Secretary of the Interior, issued the "Arctic National Wildlife Refuge Alaska, Coastal Plain Resource Assessment", more commonly referred to as the "1002 Report". In this report, the Secretary clearly pointed out that the Alaska National Interest Lands Conservation Act (ANILCA) of 1980 set aside more than 100 million acres in Alaska as national parks, preserves, wildlife refuges, and wilderness areas. He also pointed out that Congress specifically left open the question of future management of the
1.5 million acre coastal plain of the 19 million acre Arctic National Wildlife Refuge because of the area's potentially enormous oil and gas resources and its important wildlife values.

   Chevron agrees with the 1002 Report, which was completed after years of study, public hearings and an opportunity for public comment, and concluded that the potential impacts from exploration and drilling activities would be minor or negligible on all wildlife resources on the 1002 Area. Production activities, as contemplated in the report, are expected to affect only 12,650 acres or less than 1 per cent of the 1002 Area. Chevron believes that, although certain activities could cause some displacement, they would cause no major disruption or harm.

   Chevron believes there have been significant new technology advances in arctic operations since 1987 such that it is generally recognized that any operations in the 1002 Area would utilize only a fraction of the amount of the surface area that has historically been utilized for operations on the North Slope of Alaska in the Prudhoe Bay and surrounding fields.

   Chevron has adopted Policy 530 which stipulates that it will conduct its business in a socially responsible and ethical manner that protects safety, health and the environment. Because Chevron takes its responsibility for environmental protection very seriously, it has demonstrated that it can operate in some of the most sensitive environments in the world, from the North Sea to the Gulf of Mexico and to the rain forests of Papua New Guinea. Likewise, Chevron believes that any future operations in the 1002 area will be conducted in such a manner as to protect the environment, comply with all operational standards and allow Chevron to pursue an opportunity which by all accounts has significant geologic potential.

   ACCORDINGLY, YOUR DIRECTORS RECOMMEND A VOTE AGAINST THIS PROPOSAL.

                           ITEM 7 ON THE PROXY CARD

STOCKHOLDER PROPOSAL TO DEVELOP COUNTRY SELECTION GUIDELINES

   WHEREAS

   Chevron is the US-based company with the largest oil operations in Nigeria (and second internationally only to Shell);

   The illegitimate military regime of General Sani Abacha, which currently rules Nigeria, has refused to recognize the results of the 1993 Nigerian elections and has, according to Amnesty International, a long history of systematic human rights violations;

   The recent international outrage triggered by the execution of nine political prisoners including the Ogoni leader, Ken Saro Wiwa, has focused attention on the major oil companies in Nigeria, including Chevron, Mobil and Shell, which are increasingly viewed by the public as supporting the Nigerian military regime;

   Chevron has made payments, including royalties, fees and taxes, to the military government and the wholly state-owned Nigerian National Petroleum Company;

   The Nigerian Civil Liberties Organization and the oil workers' unions NUPENG and PENGASSAN charge that U.S. oil companies, including Mobil and Chevron, used expatriate strike breakers to maintain and increase oil production during the July 1994 strike for democracy, and called in Nigerian security forces to prevent protests against the strikebreaking;

   The International Labor Organization has found Nigeria in violation of internationally accepted labor standards and has demanded the release of oil workers union leaders Frank Kokori, F. A. Addo, Wariebi K. Agamene and others held incommunicado without charge or trial;

   South African President Nelson Mandela has called for a regional summit to discuss measures to be taken against the Nigerian military junta;

   TransAfrica, the Washington-based human rights organization, has called for economic and political sanctions on Nigeria, similar to those that were previously imposed on the apartheid regime in South Africa;

   The growing international press and public opposition to doing business in Nigeria may translate into consumer and investment pressure, which may, in the medium and long term, have significant material effects on our company;

   Chevron, on its own or through its joint venture Caltex, also does business in other countries with controversial human rights records, including Angola, Bolivia, Burma, China, Colombia and Zaire;

   Levi Strauss & Co., in its "Guidelines For Country Selection," has set criteria for deciding whether to do business in certain countries. These guidelines bar Levi Strauss & Co. from doing business in countries where the company's involvement would hurt its brand image or expose its employees to unreasonable risks. The guidelines also state that Levi Strauss & Co. "shall not initiate or renew contractual relationships in countries where there are pervasive violations of human rights."

   RESOLVED:

   The Shareholders request the Board of Directors to review and develop guidelines for country selection and report these guidelines to shareholders and employees by September 1997. In its review, the Board shall develop guidelines on maintaining investments in or withdrawing from countries where:

   o  there is a pattern of ongoing and systematic violation of human rights,

   o  a government is illegitimate,

   o there is a call by human rights advocates, pro-democracy organizations or legitimately elected representatives for economic sanctions,

   o Chevron's long-term financial performance may be potentially threatened by international criticism and economic sanctions.

RECOMMENDATION OF THE BOARD AGAINST THIS PROPOSAL.

   In view of Chevron's long standing international investment philosophy, as described below, your Directors recommend a vote AGAINST this proposal.

   Chevron's overall international investment philosophy is to refrain from partisan involvement in the internal politics of the approximately 90 host countries in which we operate. This philosophy is based on these important considerations: involvement in a host country's politics is not an appropriate role for a private foreign commercial enterprise, and the most effective way for Chevron to positively influence a host country is to provide economic opportunities for its people.

   Chevron operating units around the world continuously review the political and economic conditions in the areas where they operate in order to assess the risks to Company assets and employees. In the past, Chevron has had both negotiated and unilateral withdrawals from places where these risks were unacceptably high. Because the situation in any given country can be very fluid and conditions can change rapidly, the Board does not believe it is possible to develop a single set of guidelines for country selection that will remain valid and inclusive over time. Furthermore, a single set of guidelines cannot differentiate between places where we have operated for many years and new areas where operations might be contemplated. It is also important to remember that natural resource companies can only operate in regions where resources exist or are thought to exist. This is a constraint on our operations that is not experienced by most other businesses.

   Chevron believes that the concerns raised by the proposal are properly addressed at the governmental level and through international organizations, rather than by a private commercial enterprise. Chevron's international investments and operations are most often long-term and, during that time, a succession of changes in government may take place. While maintaining a nonpartisan approach, Chevron will remain well-informed on the political, economic and commercial affairs of the host country in order to protect its stockholders' business investments.

   Although remaining nonpartisan, Chevron did express deep sadness at the time of the November 1995 executions in Nigeria and conveyed sympathy to the families of the men involved and to all the citizens of Nigeria.

   Chevron also remained nonpartisan during the 1994 oil workers' strike, contrary to the inaccurate assertions contained in the proposal. Chevron did not work directly with the Nigerian government during the strike. Neither did Chevron coerce its employees or contractors to work against their wishes, nor did Chevron penalize anyone for participating in the strike action. In addition, all Company employees received their salaries whether they worked or not. Chevron did increase the number of security personnel to protect its operations, employees, contractors, and facilities, not to prevent protests. Chevron, in fact, received cooperation from its staff during this difficult period and was advised by union officials that the strike was not related to any grievances between the Company and the unions.

   In our opinion, if Chevron were to voluntarily withdraw from Nigeria, the Nigerian Government would not be adversely affected because another company would take Chevron's place. Only Chevron's investment interest would be damaged or lost.

   Chevron has long believed in the value to a host country of providing economic opportunities for its people. As an international firm, Chevron recognizes a responsibility to assist in the socio-economic development of the countries, particularly in the local areas where it operates so that they may realize a direct economic benefit from its activities.

   We believe that Chevron's presence in Nigeria or other countries mentioned in the stockholder proposal represents a very positive development opportunity for the people of those countries. Chevron's business activities result in the creation of jobs, the transfer of new technology, advanced technical and managerial expertise and training, payment of fair compensation, and implementation of high environmental protection and operational safety standards. Chevron conducts its business at all time with full respect for individual citizens.

   Chevron maintains an active community relations program in its Nigerian operating areas which provides improved healthcare, schools, scholarships, roads, and jobs for local people. Over the past four years (1992-1996), the Chevron joint venture with the Nigerian National Petroleum Company has invested a total of $37 million in community development and contributions (Chevron's share = $14.8 million). In 1997, the joint venture plans to invest about $16 million (Chevron's share = $6.4 million) in this effort. Chevron believes that improving the standard of living in local communities is an integral part of responsible international business practice in the developing world.


   Finally, as we do throughout our operations, Chevron has demonstrated a strong commitment to environmental protection in Nigeria. To illustrate, apart from its own well-equipped facility for pollution control, recovery and clean-up, Chevron helps sponsor the Clean Nigeria Associates, an oil spill cooperative. In 1993, the Nigerian Environmental Society bestowed on Chevron Nigeria Limited its Environmental Excellence Award for efforts to reduce gas flaring, to improve water treatment systems on production facilities and spill control capabilities. Two Chevron Awards were also received in 1996--Excellence in Safety and the Chairman's Recognition Award for Improved Safety Performance. Chevron Nigeria Limited is carrying out a Production Facility upgrade to further enhance safety and environmental performance. The Chevron on-shore gas plant, a major step towards the reduction of the volume of gas flared, will commence operation in 1997. The Nigerian Environmental Society has commended Chevron's commitment to environmental safety and training and the Company's support for compliance audits. The 1996 Best Corporate Support Award of the Nigerian Conservation Foundation (NCF)--the non-profit organization at the forefront of the promotion of environmental awareness in Nigeria--was conferred on Chevron Nigeria Limited.


   During 35 years of operations in Nigeria, and in other countries where Chevron has had a long-term presence, it has experienced a number of changes in governments and has been privileged to continue operations during this time. Chevron's business success and operating longevity can be attributed in large part to its ability to establish and maintain a nonpartisan position concerning the host country's internal affairs, to the economic benefits its operations bring, to its firm commitment to employ high ethical business standards, and to its compliance with the laws and regulations of the host country and of the United States.

   YOUR DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

   Section 16(a) of the Exchange Act requires Chevron Directors and executive officers, and persons who own more than 10% of a registered class of Chevron's equity securities, if any, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of equity securities of Chevron. Such persons are required by SEC regulation to furnish Chevron with copies of all Section 16(a) forms they file.

   Based solely on a review of the copies of such reports furnished to Chevron by its Directors and officers and their written representations that such reports accurately reflect all reportable transactions and holdings, Chevron believes that during 1996 all filing requirements were complied with.

INFORMATION ABOUT ATTENDING THE MEETING

   The Meeting will be held in the Auditorium of the Nob Hill Masonic Center at 1111 California Street, San Francisco, California. Each stockholder must have a ticket of admission. The Annual Meeting Ticket is the lower third of your proxy card. Please detach it and bring it with you to the Meeting.

   If your shares are held in a street name account, you must bring proof of ownership (e.g., your broker's statement) to the registration area located outside of the auditorium; or you may have your broker or agent write to the Office of the Corporate Secretary at 575 Market Street, San Francisco, CA 94105 to request a ticket before April 25, 1997.

   Chevron has reserved all available space at the Memorial Temple Garage at 1101 California Street (adjacent to the Nob Hill Masonic Center) to provide complimentary parking for our stockholders. Capacity is limited. Please show your Annual Meeting Ticket which is the lower third of your proxy card to the garage attendant as you enter the garage.

   Real-time captioning services and headsets will be available at the Meeting for stockholders with impaired hearing. Please contact an usher at the Meeting if you wish to be seated in the real-time captioning section or to use a headset.

   If you require special accommodation at the Meeting due to a disability, please write to the Office of the Corporate Secretary at 575 Market Street, San Francisco, CA 94105 by April 18, 1997 identifying your specific need.

OTHER MATTERS

   The Board of Directors does not know of any other business which will be presented for consideration at the Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in this Notice of Meeting and proxy statement may be acted on at the Meeting. If any other business does properly come before the Meeting or any adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.
By Order of the Board of Directors,

/s/ Lydia I. Beebe
-------------------
Lydia I. Beebe
Corporate Secretary

PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE.

                                                                    APPENDIX A



                             CHEVRON CORPORATION
                            RESTRICTED STOCK PLAN
                          FOR NON-EMPLOYEE DIRECTORS
              (AS AMENDED AND RESTATED EFFECTIVE APRIL 30, 1997)

            CHEVRON RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
               (As Amended and Restated Effective April 30, 1997)

SECTION 1. INTRODUCTION.

The Chevron Restricted Stock Plan for Non-employee Directors (the "Plan") provides awards for those members of the board of directors (the "Board") of Chevron Corporation ("Chevron") not employed by Chevron or any of its subsidiaries or affiliates ("Eligible Directors"). Awards under the Plan supplement the cash retainer and attendance fees otherwise payable to Eligible Directors. The Plan is intended to encourage qualified individuals to accept nominations as Directors of Chevron and to strengthen the mutuality of interest between Chevron's non-employee directors and Chevron's other stockholders. Awards under the Plan are made in the form of restricted shares of common stock of Chevron ("Stock") or stock units, each of which is equivalent to a share of Stock ("Stock Units").

The Plan was adopted effective August 1, 1988 and was amended and restated to read as set forth herein effective April 30, 1997. The Plan, as amended and restated, is subject to the approval of the Chevron stockholders at the annual meeting to be held in 1997.

SECTION 2. DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN.

(a) Duration.

The Plan shall remain in effect until terminated by the Board.

(b) Shares Subject to the Plan.

The maximum number of shares for which restricted stock awards may be made under the Plan is 50,000 shares. This limitation shall be subject to adjustment as provided in Section 5. Shares subject to restricted Stock or restricted Stock Unit awards which are forfeited under the terms of the Plan shall be available for reissuance under the Plan.

(c) Source of Stock Issued Under the Plan.

The Stock issued under the Plan may be either authorized and unissued shares or issued shares that have been reacquired by Chevron, as determined by the Board Nominating and Governance Committee of the Board (the "Committee"). No fractional shares of Stock shall be issued under the Plan.

SECTION 3. AWARDS UNDER THE PLAN.

(a) Date of Awards.

Awards under the Plan shall be made as of the date of each annual meeting of the stockholders of Chevron at which an Eligible Director is elected to serve as a director until the following annual meeting.

(b) Number of Shares Granted.

As of each grant date determined under (a) above, each Eligible Director shall receive a grant of 400 shares of restricted Stock. This annual award number shall be subject to adjustment as provided in Section 5.

(c) Restrictions on Awards.

The shares of restricted Stock awarded under the Plan shall be forfeited if the Director who receives the award ceases to be a Director prior to a date specified by the Director no later than four years after receiving the award; provided, however, that such date shall be no earlier than to the fifth anniversary of the date the award was made and if the Director fails to specify such a date, the date shall be the fifth anniversary of the date the award was made. The foregoing notwithstanding, the shares subject to any restricted Stock award and any restricted Stock Units shall not be forfeited and the restrictions shall be removed if the Director's tenure as such ended because of:

   (i)    Death;

   (ii) Retirement under the mandatory retirement policy applicable to members of the Board;

   (iii) Disability. For this purpose, "disability" means that the Director is unable, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, to engage in any essential activity required of a Director. Whether a Director is totally and permanently disabled shall be determined by the Committee on the basis of competent medical evidence;

   (iv) The existence of a serious medical condition which is expected to be of long-term duration and which significantly affects the Director's ability to travel in order to attend meetings of the Board, as determined by the Committee. The Committee's determination shall be based upon competent medical evidence;

   (v) To the extent permitted by law, resignation for the purpose of accepting a position in federal, state or local government; or

   (vi) A significant change in the Director's primary occupation, including but not limited to his or her retirement from such occupation, as determined by the Committee.

(d) Rights as a Shareholder.

During the time that an award of restricted Stock is outstanding, the Director shall have all the rights of a stockholder with respect to the shares of Stock subject to the award, including the rights to vote the shares and to receive dividends on such shares; provided, however, that by giving notice in the manner prescribed by the Committee a Director may elect that cash dividends paid with respect to an award of restricted Stock shall be paid in restricted stock subject to the same restrictions that apply to the shares of restricted Stock with respect to which such dividends are issued. Stock dividends issued with respect to shares of restricted Stock subject to an award under the Plan, if any, shall be subject to the same terms, conditions and restrictions that apply to the shares of restricted Stock with respect to which such dividends are issued. The Secretary of Chevron shall take any necessary action to record the issuance of the shares of restricted Stock on Chevron's books and records, and, upon the expiration of the restrictions on such shares, to provide for the payment in cash of the value of any fractional share.

(e) Non-transferability.

During the period that the shares subject to an award of restricted Stock are subject to forfeiture as provided in (c) above, the Director may not sell, transfer, assign, pledge or otherwise in any way alienate or encumber the shares of restricted Stock subject to such award and such shares shall not be subject in any manner to anticipation, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary. Any act in violation of this provision shall be void and of no effect. The foregoing notwithstanding, the Committee may permit the division of any shares of restricted Stock awarded under the Plan pursuant to a domestic relations order and may permit the transfer of any shares of restricted Stock awarded under the Plan to a trust created for the benefit of the Director or member(s) of the Director's immediate family; provided, however, that the forfeiture restrictions set forth in (c) above shall continue to apply to the shares of restricted Stock in the hands of the non-Director spouse or the trustee of the family trust following such division or transfer.

SECTION 4. ADMINISTRATION.

The Plan shall be administered by the Committee, which shall have the authority to administer the Plan in its sole discretion. The Committee is authorized to construe and interpret the Plan, to promulgate, amend and rescind rules relating to the implementation of the Plan and to make all other determinations necessary for the administration of the Plan. Subject to the requirement of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding on all persons.

SECTION 5. RECAPITALIZATION.

Subject to any required action by the stockholders, the number of shares covered by the Plan as provided in Section 2(b) and the number of shares specified in
Section 3(b) shall be proportionately adjusted for: (a) any increase or decrease in the number of issued shares of stock resulting from a subdivision or consolidation of such shares, (b) the payment of a stock dividend (but only of common stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by Chevron or (c) the declaration of a dividend payable in cash that has a material effect on the price of issued shares of Stock.

In the event of a dissolution or liquidation of the Corporation or a merger, consolidation or other reorganization, the shares of Stock subject to each nonvested restricted Stock award shall be handled in accordance with the terms of the agreement of merger, consolidation or reorganization which may provide for the full vesting, cash-out or assumption of such Awards.

The Committee shall prescribe rules governing the adjustment of the number of shares covered by the Plan as provided in Section 2(b) and the number of shares specified in Section 3(b) in the event that the preferred stock purchase rights issued pursuant to Chevron's stockholder rights plan or any successor rights plan detach from the Stock and become exercisable.

SECTION 6. SECURITIES LAW REQUIREMENTS.

No shares of Stock shall be issued pursuant to the Plan unless and until Chevron has determined that: (i) it and the Eligible Director have taken all actions required to register the shares under the Securities Act of 1933 or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

SECTION 7. AMENDMENT AND TERMINATION OF THE PLAN.

The Board may, insofar as permitted by law, from time to time, with respect to any shares of Stock at the time not subject to Awards under the Plan, suspend or discontinue the Plan or revise or amend it in any respect and for any reason whatsoever. Subject to the terms and conditions and within the limitations of the Plan, the Committee may amend, cancel, modify, extend or renew outstanding awards of restricted Stock granted under the Plan, or accept the exchange of outstanding nonvested awards for the granting of new Awards in substitution therefor. No amendment, suspension or termination of the Plan nor any amendment, cancellation or modification of any award outstanding under it that would adversely affect the right of any Participant in an award previously granted under the Plan will be effective without the written consent of the affected Participant.

SECTION 8. GENERAL PROVISIONS.

(a) Stock Unit Accounts.

    (i) Former Directors. The Stock Unit Account of each Director who received an award of Stock Units under the Plan with respect to service as a Director prior to the annual meeting of stockholders of Chevron in 1997 and who is not elected as a Director at such meeting shall continue to be maintained pursuant to the terms of the Plan as in effect prior to April 30, 1997.

    (ii) Directors Elected in 1997. The Stock Unit Account of each Director who received an award of Stock Units under the Plan with respect to service as a Director prior to the annual meeting of stockholders of Chevron in 1997 and who is elected as a Director at such meeting shall, at the option of the Director, be converted to an equal number of shares of restricted Stock. Such shares of restricted Stock shall be subject to the same restrictions under Section 3(c) as the shares of restricted Stock awarded to such Director pursuant to Section 3(a) on the date of the annual meeting of the Chevron stockholders in 1997.

(b) Rights of a Director.

Neither the Plan nor the granting of an award of restricted Stock under the Plan shall be deemed to give any individual the right to remain a Director of Chevron nor create any obligation on the part of the Board to nominate any Director for reelection by the stockholders of Chevron.

(c) Designation of Beneficiary.

Each Eligible Director may designate a beneficiary with respect to each outstanding nonvested award of restricted stock in the event of death of the Director. If such beneficiary is the executor or administrator of the estate of the Director, any rights with respect to such award may be transferred to the person or persons or entity (including a trust, if permitted under rules or procedures approved by the Committee) entitled thereto by bequest of or inheritance from the holder of such Award. In the event that a Director dies before designating a beneficiary or if the designated beneficiary does not survive the Director, distribution of the shares of Stock subject to the award shall be made to the Director's surviving spouse, or if there is none, to the Director's estate.

(d) Governing Law.

The Plan shall be governed by the laws of the State of California.

(e) Severability.

The  provisions  of the Plan  shall be  deemed  severable  and the  validity  or
unenforceability   of  any   provision   shall  not  affect  the   validity   or
enforceability of the other provisions hereof.

(f) Binding Effect of Plan.

The Plan shall be binding upon and shall inure to the benefit of Chevron Corporation, its successors and assigns, and Chevron Corporation shall require any successor or assign to expressly assume and agree to perform the Plan in the same manner and to the same extent that Chevron Corporation would be required to perform it if no such succession or assignment had taken place. The term "Chevron Corporation" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of Chevron Corporation (including the Plan) whether by operation of law or otherwise.

(g) No Waiver of Breach.

No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of the Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions of conditions at the same or at any prior or subsequent time.

SECTION 9. EXECUTION.


To record the amendment and restatement of the Plan by the Board effective as of April 30, 1997, Chevron has caused its authorized officer to execute the same as of April 30, 1997.

                                       CHEVRON CORPORATION

                                       By
                                          --------------------------------------
Attest:


--------------------------------------
            Secretary

                                                                    APPENDIX B



                               CHEVRON CORPORATION
                            MANAGEMENT INCENTIVE PLAN
              (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 30, 1996)

                               CHEVRON CORPORATION
                            MANAGEMENT INCENTIVE PLAN
              (As Amended and Restated Effective October 30, 1996)

1. PURPOSE.

The purpose of the Management Incentive Plan of Chevron Corporation is to obtain, develop and retain able management personnel, stimulate constructive and imaginative thinking, and contribute to the growth and profits of the Corporation.

2. EFFECTIVE DATE.

The Plan was adopted effective January 1, 1966 and approved by the Corporation's stockholders at the Annual Meeting on May 5, 1966. The Plan was revised to read as set forth herein effective January 1, 1980, subject to approval by the Corporation's stockholders at the Annual Meeting held on May 6, 1980.

3. AWARDS UNDER THE PLAN.

Awards under the Plan shall be made in the sole discretion of the Committee. After the close of an Award Year, the Committee shall determine the dollar amount of the award to be made to each Eligible Employee whom the Committee selects to be an award recipient for that Award Year; provided, however, that the award amount for the Chief Executive Officer and the next four highest compensated officers of the Corporation shall be subject to the following limitations:

   A. 0.5% of the Corporation's "Annual Income" shall be set aside for awards to such officers. For this purpose, "Annual Income" shall mean reported earnings before special items and accounting changes.

   B. The maximum awards to the following officers shall equal the indicated percentage of the aggregate fund set forth in A above, determined pursuant to the following schedule:

                     OFFICER                                          PERCENTAGE
                     --------                                         ----------
                      CEO                                                 40%
                      Second and third highest compensated officers 20% each Fourth and fifth highest compensated officers 10% each
                                                                        --------
                            Total                                         100%

   C. The Committee in its sole discretion may reduce the award otherwise payable to any such officer as determined above, but in no event may any such reduction result in an increase of the award payable to any other participant, including but not limited to any other such officer.

4. MANAGEMENT COMPENSATION COMMITTEE.

The Management Compensation Committee of the Board of Directors of Chevron Corporation will administer the Plan. If any member of the Committee does not qualify as an "outside director" for purposes of section 162(m) of the Internal Revenue Code of 1986, as amended, awards under the Plan for the chief executive officer and the four most highly compensated officers of the Corporation (other than the Chief Executive Officer) shall be administered by a subcommittee of the Board consisting of each Committee member who qualifies as an "outside director." If fewer than two Committee members qualify as an "outside director," the Board shall appoint one or more other members to such subcommittee who do qualify as "outside directors" so that it will at all times consist of at least two members who qualify as an "outside director" for purposes of section 162(m) of the Code.

Decisions and determinations as to the number and identity of participants, as to the form and amount of awards and as to any other matters relating to awards made under the Plan, shall rest with the

Committee.   The  Corporation   management  will  make  recommendations  to  the
Committee, but the Committee will not be bound by such recommendations and will make its own final determinations.

5. ELIGIBILITY FOR MANAGEMENT INCENTIVE AWARDS.

Regular salaried employees including directors, officers, and other individuals serving in important executive, administrative, professional or technical capacities, as determined by the Committee, who have been on the payroll of the Corporation or the payroll of a participating affiliate at any time during the year, shall be eligible for participation in the Plan. As used herein, the term "participating affiliate" shall mean any corporation in which the Corporation holds directly or indirectly more than 50% of the voting securities and whose financial accounts are consolidated with those of the Corporation in the financial statement included in the Annual Report to Stockholders.

6. FORM, AMOUNT, TIME AND CONDITIONS OF AWARDS.

(a)  Form.

Awards may be made in any of the following forms or in any combination of forms as determined by the Committee:

   (i) Units representing shares of Common Stock of the Corporation, together with dividend equivalents, as described in Section 7 ("stock units");

   (ii) Cash, including cash measured by stock units or any other investment performance measurement selected by the Committee from time to time; or

   (iii)  Shares of Common Stock of the Corporation.

In the case of awards in stock units or cash measured by stock units, the number of units shall be adjusted for any stock splits, stock dividends, or other relevant changes in capitalization occurring after the date of award.

(b) Amount.

The amount of each award shall be determined by the Committee.

(c)  Time and Conditions.

Any award may be paid in a lump sum in the year in which the award is made or in a series of annual installments, or such awards may be deferred until retirement, death or disability, and then paid in a lump sum or installments, all as the Committee shall determine. The Committee in its discretion may determine that interest (at such rate as may be selected by the Committee) shall be credited to and paid at the same time and in the same manner as a deferred award. Any award and the payment thereof may be made subject to such forfeiture and other conditions for such period of time as the Committee shall determine. Any award which becomes payable after the recipient's death shall be delivered or distributed to the award recipient's Beneficiary or Beneficiaries. Each recipient of an award under the Plan may designate on the prescribed form filed with the Committee one or more Beneficiaries. An award recipient may change such designation at any time by filing the prescribed form with the Committee. If a Beneficiary has not been designated or no designated Beneficiary survives the award recipient, any award which becomes payable after the award recipient's death will be made to the award recipient's Surviving Spouse as Beneficiary if such Spouse is still living or, if not living, in equal shares to the then living children of the award recipient as Beneficiaries or, if none, to the award recipient's estate as Beneficiary. The Committee, at its sole discretion, shall determine the form and time of any distribution(s) to an award recipient's Beneficiary or Beneficiaries.

In addition to any forfeiture condition established by the Committee with respect to any award, until any award granted under the Plan (or a portion thereof) is delivered or distributed, such award (or such portion) shall be forfeited under the following circumstances:

   (i) The participant is dismissed for cause or otherwise ceases to be an employee of the Corporation or a participating affiliate at a time when cause for dismissal exists; or

   (ii)   The  participant,  before  or  after  the  termination  of  his or her employment as an Employee, engages in any activity which, in the Committee's opinion, is prejudicial to the interests of the Corporation or any participating affiliate; or

   (iii) The participant is indebted to the Corporation or any participating affiliate at the time when the participant becomes entitled to payment of an award under the Plan following termination of employment with the Corporation or any participating affiliate. In such case, the payment, to the extent that the amount thereof (determined as of the date payment is scheduled to be made) does not exceed such indebtedness, shall be forfeited and the participant's indebtedness to the Corporation or participating affiliate shall be extinguished to the extent of such forfeiture.

The Committee may cancel the payment of all or any part of an award under the Plan if the Committee determines that the payment of such award or part thereof would violate any mandatory wage controls in effect at the time payment would otherwise be made.

7. DIVIDEND EQUIVALENTS.

The Committee may determine that any stock unit awarded (or a cash award measured by stock units) will carry with it until paid a dividend equivalent which will entitle the holder to receive payments from the Corporation equal to the cash dividends paid on one share of Common Stock of the Corporation during the periods from the time of the award of the stock units to the time the shares are delivered to the participant (or the cash award is paid). Payment of dividend equivalents may be made in cash or stock and at such time or times as determined by the Committee. Dividend equivalents shall be subject to the same forfeiture and other provisions as the related stock unit.

8. ADMINISTRATION, AMENDMENT AND TERMINATION OF THE PLAN.

The Management Compensation Committee shall have the power and authority to interpret and administer the Plan. The Board of Directors may, at any time, alter, amend or terminate the Plan. The Committee is authorized in its sole discretion to establish a grantor trust for the purpose of providing security for the payment of Awards under the Plan; provided, however, that no Participant shall be considered to have a beneficial ownership interest (or any other sort of interest) in any specific asset of the Corporation or of its subsidiaries or affiliates as a result of the creation of such trust or the transfer of funds or other property to such trust.

9. ASSIGNABILITY.

Except as otherwise determined by the Committee, a participant's award, the interest, if any, of a participant's beneficiary and (during the period, shares of Common Stock of the Corporation awarded under the Plan are subject to forfeiture conditions) such shares may not be assigned, either by voluntary or involuntary assignment or by operation of law, including, but without limitation, garnishment, attachment or other creditor's process and any act in violation hereof shall be void.

                                                                      APPENDIX C




                               CHEVRON CORPORATION
                            LONG-TERM INCENTIVE PLAN
              (As Amended and Restated Effective October 30, 1996)

1. PURPOSE.

The purpose of the Chevron Corporation Long-Term Incentive Plan is to promote and advance the interests of Chevron Corporation and its stockholders by strengthening the ability of the Corporation and its Subsidiaries to attract, motivate and retain managerial and other key employees, and to strengthen the mutuality of interests between such employees and the Corporation's stockholders. The Plan replaces the Management Contingent Incentive Plan. Certain capitalized terms used in the Plan have the meaning set forth in Section 2.

2. DEFINITIONS.

For purposes of the Plan, the following terms shall have the meanings set forth below:

   (a) "Award" or "Awards" means a grant of a Stock Option, Restricted Stock, a Stock Appreciation Right, an Other Share-Based Award or a Nonstock Award under the Plan.

   (b) "Board" means the Board of Directors of the Corporation.

   (c) "Code" means the Internal Revenue Code of 1986, as amended.

   (d) "Committee" means the committee appointed by the Board to administer the Plan as provided in Section 3.

   (e) "Common Stock" means the $1.50 par value common stock of the Corporation or any security of the Corporation identified by the Committee as having been issued in substitution, exchange or lieu thereof.

   (f) "Corporation" means Chevron Corporation, a Delaware corporation, or any successor corporation.

   (g) "Disability" means that because of an injury or sickness the Participant is unable to perform any occupation for which the Participant is qualified or may reasonably become qualified by reason of education, training, or experience, whether or not a job involving such occupation is available within the Corporation.

   (h) "Employee" means any individual who is a salaried employee on the payroll of the Corporation or any Subsidiary.

   (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

   (j) "Fair Market Value" of a Share as of a specified date means the price per share at which Shares were traded at the close of business on such date as reported in the New York Stock Exchange composite transactions published in the western edition of the Wall Street Journal or, if no trading of Common Stock is reported for that day, the next preceding day on which trading was reported.

   (k) "Incentive Stock Option" means any Stock Option granted pursuant to the Plan that is intended to be and is specifically designated as an "Incentive Stock Option" within the meaning of Section 422A of the Code.

   (l) "Nonstatutory Stock Option" means any Stock Option granted pursuant to the provisions of the Plan that is not an Incentive Stock Option.

   (m) "Nonstock Award" means an Award under the Plan the amount, value and denomination of which is not determined with reference to, or expressed in, Shares. "Nonstock Award Agreement" means the agreement between the Corporation and the recipient of a Nonstock Award that contains the terms and conditions pertaining to the Nonstock Award.

   (n) "Optionee"  means  an  Employee  who has  received  the  grant of a Stock
       Option.

   (o) "Other Share-Based Award" means an Award granted pursuant to Section 8 of the Plan. "Other Share-Based Award Agreement" means the agreement between the Corporation and the recipient of an Other Share-Based Award that contains the terms and conditions pertaining to the Other Share-Based Award.

   (p) "Participant" means an Employee who is granted an Award under the Plan.

   (q) "Plan" means the Chevron Corporation Long-Term Incentive Plan, as amended from time to time.

   (r) "Restricted Stock Award" means an Award granted pursuant to the provisions of Section 7 of the Plan. "Restricted Stock" means Shares granted pursuant to Section 7 of the Plan. "Restricted Stock Agreement" means the agreement between the Corporation and the recipient of Restricted Stock that contains the terms, conditions and restrictions pertaining to such Restricted Stock.

   (s) "Rules" means regulations and rules adopted from time to time by the Committee.

   (t) "Share"  means one share of Common  Stock,  adjusted in  accordance  with
       Section 10 (if applicable).

   (u) "Stock Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to Section 6 of the Plan. "Stock Option Agreement" means the agreement between the Corporation and the Optionee that contains the terms and conditions pertaining to a Stock Option.

   (v) "Subsidiary" means any corporation or entity in which the Corporation directly or indirectly controls more than 50% of the total voting power of all classes of its stock having voting power and which the Board has designated as a Subsidiary for purposes of the Plan.

In addition, the terms "Rule 16b-3" and "Restriction Period" have the meanings set forth below in Sections 3(a) and 7(b) respectively.

3. ADMINISTRATION.

(a) Composition of the Committee.

The Plan shall be administered by a Committee appointed by the Board, consisting of not less than a sufficient number of disinterested members of the Board so as to qualify the Committee to administer the Plan as contemplated by Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, or any successor or replacement rule adopted by the Commission ("Rule 16b-3"). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board shall appoint one of the members of the Committee as Chairman. The term "disinterested members of the Board" shall be interpreted pursuant to Rule 16b-3. The Management Compensation Committee of the Board shall serve as the Committee. The Board may at any time replace the Management Compensation Committee with another Committee. In the event that the Management Compensation Committee shall cease to satisfy the requirements of Rule 16b-3, the Board shall appoint another Committee that shall satisfy such requirements. If any member of the Committee does not qualify as an "outside director" for purposes of section 162(m) of the Code, Awards under the Plan for the Chief Executive Officer and the four most highly compensated officers of the Corporation (other than the Chief Executive Officer) shall be administered by a subcommittee of the Board consisting of each Committee member who qualifies as an "outside director." If fewer than two Committee members qualify as an "outside director," the Board shall appoint one or more other members to such subcommittee who do qualify as "outside directors" so that it will at all times consist of at least two members who qualify as an "outside director" for purposes of Section 162(m) of the Code.

(b) Actions by the Committee.

The Committee shall hold meetings at such times and places as it may determine. Acts approved by a majority of the members of the Committee present at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

(c) Powers of the Committee.

The Committee shall have the authority to administer the Plan in its sole discretion. To this end, the Committee is authorized to construe and interpret the Plan, to promulgate, amend and rescind Rules relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, including the selection of Employees who shall be granted Awards, the number of Shares or Share equivalents to be subject to each Award, the Award price, if any, the vesting or duration of Awards, the designation of Stock Options as Incentive Stock Options or Nonstatutory Stock Options, other terms and conditions of Awards and the disposition of Awards in the event of a Participant's divorce or dissolution of marriage. Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards to persons subject to Section 16 of the Exchange Act. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan.

(d) Liability of Committee Members.

No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it.

4. DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN.

(a) Duration of the Plan.

The Plan was adopted by the Board on January 24, 1990, to be effective upon the date it is approved by the stockholders of the Corporation. The Plan shall remain in effect until terminated by the Board.

(b) Shares Subject to the Plan.

The maximum number of Shares for which Awards may be granted under the Plan in each calendar year during any part of which the Plan is in effect shall be one percent (1%) of the total issued and outstanding Shares as of January 1 of such year; provided, however, that for the first ten years in which the Plan is in effect, no more than ten million (10,000,000) Shares shall be cumulatively available for the issuance of Shares upon the exercise of Incentive Stock Options under the Plan. The limitations set forth in this Section 4(b) shall be subject to adjustment as provided in Section 10.

(c) Accounting for Numbers of Shares.

For the purpose of computing the total number of Shares available for Awards under the Plan in a calendar year, there shall be counted against the limitation for the current calendar year the number of Shares issued or subject to issuance upon exercise or settlement of Stock Options (whether or not granted in conjunction with a stock appreciation right) and Restricted Stock Awards granted in that calendar year and the number of Shares that equals the value of Other Share-Based Awards and Nonstock Awards granted in that calendar year, determined as of the dates on which such Awards are granted. For this purpose, Nonstock Awards shall be converted into Shares by dividing the cash value (or target cash value, in the case of an Award with a fluctuating value) of the Nonstock Award by the Fair Market Value on the date of grant of such Award. In the case of a stock appreciation right not granted in connection with a Stock Option, the full number of underlying Shares shall be counted against the limitation. Dividends paid, dividend equivalents granted and interest or other amounts credited with respect to any Award outstanding under the Plan shall not be taken into consideration in applying the Plan limitation.

(d) Source of Stock Issued Under the Plan.

Common Stock issued under the Plan may be either authorized and unissued Shares or issued Shares that have been reacquired by the Corporation, as determined in the sole discretion of the Committee. No fractional Shares of Common Stock shall be issued under the Plan.

5. PERSONS ELIGIBLE FOR AWARDS; LIMITS ON INDIVIDUAL AWARDS.

Persons eligible for Awards under the Plan shall consist of managerial and other key Employees (including officers, whether or not they are directors) of the Corporation and its Subsidiaries who hold positions of significant responsibility or whose performance or potential contribution, in the judgment of the Committee, would benefit the future success of the Corporation. A Participant may receive more than one Award, including Awards of the same type subject to the restrictions of the Plan.

The following limits shall apply to grants of Awards under the Plan:

(a) Stock Options, Restricted Stock and Other Share-Based Awards:

The aggregate number of Shares that may be granted in the form of Stock Options, Restricted Stock and Other Share-Based Awards in any one calendar year to any Participant shall not exceed 0.15% of the Shares outstanding on the date of grant.

(b) Nonstock Awards:

The value of all Nonstock Awards granted in any single calendar year to any Participant shall not exceed $1 million. For this purpose, the value of a Nonstock Award shall be determined on the date of grant without regard to any conditions imposed on the Nonstock Award.

6. STOCK OPTIONS.

Stock Options granted under the Plan may be in the form of Incentive Stock Options or Nonstatutory Stock Options and shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee in its sole discretion shall deem desirable:

(a) Awards of Stock Options.

Subject to the terms of the Plan the Committee shall have complete authority in its sole discretion to determine the persons to whom and the time or times at which grants of Stock Options will be made. The terms of each Stock Option shall be set forth in a Stock Agreement, which shall contain such provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Stock Option or restrictions on the transferability of Shares issued upon the exercise of a Stock Option, as the Committee shall deem advisable in its sole discretion. Stock Options may be granted alone, in addition to, or in tandem with other Awards under the Plan.

(b) Number of Shares.

Each Stock Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of
Section 10. No fractional Shares will be issued pursuant to the exercise of a Stock Option.

(c) Exercise Price.

Each Stock Option shall state the price per Share, determined by the Committee in its sole discretion, at which the Stock Option may be exercised; provided, however, that in the case of an Incentive Stock Option the exercise price shall not be less than the Fair Market Value of a Share on the date of grant; and provided that in the case of a Nonstatutory Stock Option the exercise price shall not be less than fifty percent (50%) of the Fair Market Value of a Share on the date of grant.

(d) Method of Payment.

A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Corporation specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee in its sole discretion, and in accordance with its Rules, (i) in Shares already owned by the Participant or
(ii) by the withholding and surrender of the Shares subject to the Stock Option. The Committee in its sole discretion, and in accordance with its Rules, may also permit payment to be made by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker approved by the Committee to sell Shares and to deliver all or part of the sales proceeds to the Corporation in payment of all or part of the purchase price and any withholding taxes. The Committee in its sole discretion, and in accordance with its Rules, may also permit payment to be made by the delivery (on a form prescribed by the Committee) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Committee as security for a loan and to deliver all or part of the loan proceeds to the Corporation in payment of all or part of the purchase price and any withholding taxes. Payment may also be made in any other form approved by the Committee, consistent with applicable law, regulations and rules.

(e) Term and Exercise of Stock Options; Nontransferability of Stock Options.

Each Stock Option shall state the time or times when it becomes exercisable and the time or times when any stock appreciation right granted with it may be exercised, which shall be determined by the Committee in its sole discretion. No Stock Option shall be exercisable before six (6) months have elapsed from the date it is granted (except in the case of death or disability) and no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted. Except as otherwise provided in the Rules or in a Stock Option Agreement, during the lifetime of the Optionee, the Stock Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, no Incentive Stock Option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution. In the event of the Optionee's death, any Nonstatutory Stock Option shall be transferred to the beneficiary designated by the Optionee for this purpose pursuant to procedures adopted by the Committee.

(f) Termination of Employment.

Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Stock Option following termination of the Optionee's employment with the Corporation and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

(g) Rights as a Stockholder.

An Optionee or a transferee of an Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her Stock Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10.

(h) Stock Appreciation Rights.

In connection with the grant of any Stock Option pursuant to the Plan, the Committee, in its sole discretion, may also grant a stock appreciation right pursuant to which the Optionee shall have the right to surrender all or part of the unexercised portion of such Stock Option, exercise the stock appreciation right, and thereby obtain payment of an amount equal to (or less than, if the Committee shall so determine in its sole discretion at the time of grant) the difference obtained by subtracting the aggregate exercise price of the Shares subject to the Stock Option (or the portion thereof) so surrendered from the Fair Market Value of such Shares on the date of such surrender. The exercise of such stock appreciation right shall be subject to such limitations (including, but not limited to, limitations as to time and amount) as the Committee shall deem appropriate. The payment of a stock appreciation right may be made in Shares (determined with reference to its Fair Market Value on the date of exercise), or in cash, or partly in cash and in Shares, as determined in the sole discretion of the Committee. In the event of the exercise of a stock appreciation right, the underlying Stock Option will be deemed to have been exercised for all purposes under the Plan, including Section 4.

7. RESTRICTED STOCK.

Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee in its sole discretion shall deem desirable.

(a) Restricted Stock Awards.

Subject to the provisions of the Plan, the Committee shall have complete authority in its sole discretion to determine the persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of Shares of Restricted Stock to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards. Any price that the recipient shall be required to pay shall be either (i) not less than 50% of the Fair Market Value of the Shares on the date the award is made or
(ii) the amount required to be received by the Corporation in order to assure compliance with applicable state law. The Committee may condition the grant of a Restricted Stock Award upon the attainment of specified performance goals (such as earnings per share, total shareholder return or return on capital employed) or such other factors as the Committee may determine, in its sole discretion. Restricted Stock Awards may be granted alone, in addition to or in tandem with other Awards under the Plan.

The terms of each Restricted Stock Award shall be set forth in a Restricted Stock Agreement between the Corporation and the Employee, which Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such Shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Committee shall require that stock certificates evidencing such Shares be held by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered to the Corporation a stock power, endorsed in blank, relating to the stock covered by such Award.

(b) Restrictions and Conditions.

The Shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following terms, conditions and restrictions:

   (i) The Committee in its sole discretion shall specify the terms, conditions and restrictions under which Shares of Restricted Stock shall vest or be forfeited. These terms, conditions and restrictions must include continued employment with the Corporation for at least six (6) months except in the case of death or Disability, and may include continued employment with the Corporation or a Subsidiary for a specified period of time, termination of the Employee's employment for specified reasons such as death or disability prior to the completion of the specified period, or the attainment of certain performance objectives. The period of time commencing with the date of such Award and ending on the date on which all Shares of Restricted Stock in such Award either vest or are forfeited shall be known as the "Restriction Period". With respect to the Restricted Stock during the Restriction Period the Committee, in its sole discretion, may provide for the lapse of any such term, condition or restriction in installments and may accelerate or waive such term, condition or restriction in whole or in part, based on service, performance, and/or such other factors or criteria as the Committee may determine in its sole discretion. Except as otherwise provided in the Rules or in a Restricted Stock Agreement, during the Restriction Period the Participant shall not be permitted to sell, transfer, pledge, assign or encumber Shares of Restricted Stock awarded under the Plan.

   (ii) Except as provided in this paragraph (ii) and paragraph (i) above, the Participant shall have, with respect to the Shares of Restricted
          Stock, all of the rights of a stockholder of the Corporation, including the right to vote the Shares and the right to receive any cash or stock dividends. The Committee, in its sole discretion, as determined at the time of Award, may provide that the payment of cash dividends shall or may be deferred. Any deferred cash dividends may be reinvested as the Committee shall determine in its sole discretion, including reinvestment in additional Shares of Restricted Stock. Stock dividends issued with respect to Restricted Stock shall be Restricted Stock and will be subject to the same terms, conditions and restrictions that apply to the Shares with respect to which such dividends are issued. Any additional shares of Restricted Stock issued with respect to cash or stock dividends shall not be counted against the maximum number of shares for which awards may be granted under the Plan in each calendar year as set forth in Section 4.

   (iii) If and when the Restriction Period applicable to Shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, certificates for an appropriate number of unrestricted Shares shall be delivered promptly to the Participant, and the certificates for the Shares of Restricted Stock shall be canceled.

8. OTHER SHARE-BASED AWARDS.

(a) Grants.

Other Share-Based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Any such Awards are to be bonus awards, issued for no consideration other than services rendered or to be rendered. The Committee may condition the grant of an Other Share-Based Award upon the attainment of specified performance goals (such as earnings per share, total shareholder return or return on capital employed) or such other factors as the Committee may determine, in its sole discretion. Awards under this Section 8 may include, but are not limited to, stock units, stock appreciation rights not granted in connection with the grant of any Stock Option pursuant to Section 6, dividend equivalents, the grant of Shares conditioned upon some specified event, the ownership for a specified period of time of Shares obtained through the exercise of a Stock Option or the lapse of restrictions on Restricted Stock, the payment of cash based upon the performance of the Shares or the grant of securities convertible into Shares.

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which Other Share-Based Awards shall be made, the number of Shares or other securities, if any, to be granted pursuant to Other Share-Based Awards, and all other conditions of the Other Share-Based Awards. In making an Other Share-Based Award, the Committee may determine that the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Shares or other securities covered by the Award, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. The terms of any Other Share-Based Award shall be set forth in an Other Share-Based Award Agreement between the Corporation and the Employee, which Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.

(b) Terms and Conditions.

In addition to the terms and conditions specified in the Other Share-Based Award Agreement, Other Share-Based Awards made pursuant to this Section 8 shall be subject to the following:

   (i) Except as otherwise provided in the Rules or in an Other Share-Based Award Agreement, any Other Share-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued or the Award becomes payable, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

   (ii) The Other Share-Based Award Agreement shall contain provisions dealing with the disposition of such Award in the event of a termination of the Employee's employment prior to the exercise, realization or payment of such Award.

9. NONSTOCK AWARDS.

(a) Grants.

Nonstock Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Any such Awards are to be bonus awards, issued for no consideration other than services rendered or to be rendered. Awards under this Section 9 may take any form that the Committee in its sole discretion shall determine.

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which Nonstock Awards shall be made, the amount of any Nonstock Award and all other conditions of the Nonstock Awards. The Committee may condition the grant of a Nonstock Award upon the attainment of specified performance goals (such as earnings per share, total shareholder return or return on capital employed) or such other factors as the Committee may determine, in its sole discretion. The terms of any Nonstock Award shall be set forth in Nonstock Award Agreement between the Corporation and the Employee, which Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.

(b) Terms and Conditions.

In addition to the terms and conditions specified in the Nonstock Award Agreement, Nonstock Awards made pursuant to this Section 9 shall be subject to the following:

   (i) Except as otherwise provided in the Rules or in a Nonstock Award Agreement, any Nonstock Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Award becomes payable, or, if later, the date on which the requirements of any applicable restriction, condition, performance goal or deferral period is met or lapses.

   (ii) The Nonstock Award Agreement shall contain provisions dealing with the disposition of such Award in the event of a termination of the Employee's employment prior to the exercise, realization or payment of such Award.

10. RECAPITALIZATION.

Subject to any required action by the stockholders, the number of Shares covered by the Plan as provided in Section 4, the number of Shares covered by or referred to in each outstanding Award (other than an Award of Restricted Stock that is outstanding at the time of the event described in this paragraph), and the Exercise Price of each outstanding Stock Option and any price required to be paid for Restricted Stock not yet outstanding at the time of the event described in this paragraph or Other Share-Based Award shall be proportionately adjusted for: (a) any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, (b) the payment of a stock dividend (but only of

Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation, or (c) the declaration of a dividend payable in cash that has a material effect on the price of issued Shares.

Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger, consolidation or other reorganization, each outstanding Award (other than an Award of Restricted Stock that is outstanding at such time) shall pertain and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled. In the event of a dissolution or liquidation of the Corporation or a merger, consolidation or other reorganization, each outstanding Stock Option, each unvested Restricted Stock Award or Other Share-Based Award, and each Nonstock Award shall be handled in accordance with the terms of the agreement of merger, consolidation or reorganization which may provide for the full vesting, cash-out or assumption of such Awards.

In the event of a change in the Common Stock, which is limited to a change of all of the Corporation's authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

The Committee may make appropriate adjustments in the number of Shares covered by the Plan and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Corporation assets to stockholders.

To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee in its sole discretion, and its determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted in a manner that causes the Stock Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422A of the Code.

Except as expressly provided in this Section 10, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Stock Option.

The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

In the event that another corporation or business entity is acquired by the Corporation and the Corporation agrees to assume outstanding employee stock options, the aggregate number of Shares available for Awards under Section 4 shall be increased accordingly.

The Committee shall prescribe rules governing the adjustment of the number of shares covered by the Plan as provided in Section 4 and of awards outstanding under the Plan in the event that the preferred stock purchase rights issued pursuant to the Corporation's stockholder rights plan or any successor rights plan detach from the Common Stock and become exercisable.

11. SECURITIES LAW REQUIREMENTS.

No Shares shall be issued and no Stock Options shall become exercisable pursuant to the Plan unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

12. AMENDMENTS OF THE PLAN AND AWARDS.

(a) Plan Amendments.

The Board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever. However, unless the Board specifically otherwise provides, any revision or amendment that would cause the Plan to fail to comply with Rule 16b-3 or any other requirement of applicable law or regulation if such amendment were not approved by the holders of the Common Stock of the Corporation shall not be effective unless and until the approval of the holders of Common Stock of the Corporation is obtained.

(b) Amendments of Awards.

Subject to the terms and conditions and within the limitations of the Plan, the Committee may amend, cancel, modify, extend or renew outstanding Awards granted under the Plan, or accept the exchange of outstanding Awards (to the extent not theretofore exercised) for the granting of new Awards (at the same or a different price, if applicable) in substitution therefor.

(c) Rights of Participant.

No amendment, suspension or termination of the Plan nor any amendment, cancellation or modification of any Award outstanding under it that would adversely affect the right of any Participant in an Award previously granted under the Plan will be effective without the written consent of the affected Participant.

13. GENERAL PROVISIONS.

(a) Application of Funds.

The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of a Stock Option or the grant of Restricted Stock will be used for general corporate purposes.

(b) Employment Rights.

Nether the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Corporation or a Subsidiary. The Corporation and its Subsidiaries reserve the right to terminate the employment of any employee at any time and for any reason, which right is hereby reserved.

(c) Stockholders' Rights.

A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued.

(d) Creditors' Rights.

A holder of an Other Share-Based Award or a Nonstock Award shall have no rights other than those of a general creditor of the Corporation. Other Share-Based Awards and Nonstock Awards shall represent unfunded and unsecured obligations of the Corporation, subject to the terms and conditions of the applicable Other Share-Based Award Agreement and of the Nonstock Award. Notwithstanding the foregoing, the Committee is authorized to arrange for the creation of one or more trusts to fund payments of Other Share-Based Awards or Nonstock Awards payable or to become payable under the Plan. In such case, the rights of affected Participants shall be determined with reference to the terms of the applicable trust agreement pursuant to which the trust was created.

(e) No Obligation to Exercise Stock Option.

The granting of a Stock Option shall impose no obligation upon the Optionee to exercise such Stock Option.

(f) Deferral Elections.

The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, the satisfaction of any requirements or goals or lapse of restrictions of an Award made under the Plan. If any such election is permitted, the Committee shall establish Rules and procedures for such payment deferrals, including the possible (i) payment or crediting, with respect to deferred amounts credited in cash, of reasonable interest or other investment return determined with reference to any investment performance measurement selected by the Committee from time to time, (ii) payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock, and (iii) impact on a Participant's current tax liability.

(g) Withholding Taxes.

    (i)   General.

          To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Corporation shall not be required to make such payment or distribution until such obligations are satisfied.

    (ii)  Stock Withholding.

          The Committee in its sole discretion may permit a Participant to satisfy all or part of his or her withholding tax obligations incident to the exercise of a Nonstatutory Stock Option or the vesting of Restricted Stock by having the Corporation withhold a portion of the Shares that otherwise would be issued to him or her. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Shares to the Corporation, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

(h) Other Corporation Benefit and Compensation Programs.

Payments and other benefits received by a Participant under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country, state or political subdivision thereof and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Corporation or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that inclusion of an Award or portion of an Award is necessary to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any Corporation or Subsidiary plans. The Plan notwithstanding, the Corporation or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward employees for their service with the Corporation and its Subsidiaries.

(i) Costs of the Plan.

The costs and expenses of administering the Plan shall be borne by the Corporation.

(j) Participant's Beneficiary.

The Rules may provide that in the case of an Award that is not forfeitable by its terms upon the death of the Participant, the Participant may designate a beneficiary with respect to such Award in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Award may be transferred to the person or persons or entity (including a trust, if permitted under rules or procedures approved by the Committee) entitled thereto by bequest of or inheritance from the holder of such Award.

(k) Awards in Foreign Countries.

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Corporation or its Subsidiaries may operate to assure the viability of the benefits of Awards made to Participants employed in such countries and to meet the intent of the Plan.

(l) Severability.

The  provisions  of the Plan  shall be  deemed  severable  and the  validity  or
unenforceability   of  any   provision   shall  not  affect  the   validity   or
enforceability of the other provisions hereof.

(m) Binding Effect of Plan.

The Plan shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns and the Corporation shall require any successor or assign to expressly assume and agree to perform the Plan in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place. The term "the Corporation" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Corporation (including the Plan) whether by operation of law or otherwise.

(n) No Waiver of Breach.

No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of the Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions of conditions at the same or at any prior or subsequent time.

(o) Authority to Establish Grantor Trust.

The Committee is authorized in its sole discretion to establish a grantor trust for the purpose of providing security for the payment of Awards under the Plan; provided, however, that no Participant shall be considered to have a beneficial ownership interest (or any other sort of interest) in any specific asset of the Corporation or of its subsidiaries or affiliates as a result of the creation of such trust or the transfer of funds or other property to such trust.

14. APPROVAL OF STOCKHOLDERS.

    Adoption of the Plan shall be subject to approval by affirmative vote of the stockholders of the Corporation in accordance with applicable law.

PROXY                                                             LOGO GOES HERE

          This proxy is solicited on behalf of the Board of Directors.

K.T. Derr, C.M. Pigott and G.H. Weyerhaeuser and each of them, each with the power of substitution, are hereby authorized to represent and to vote the stock of the undersigned in CHEVRON CORPORATION at the annual meeting of its stockholders to be held on April 30, 1997 and any adjournment thereof.

Management recommends and will vote FOR the election of the following as Directors (unless otherwise directed):

1.   S.H. Armacost,  K.T. Derr, S. Ginn, C.A. Hills, J.B. Johnston, R.H. Matzke,
     C.M.  Pigott,  C.  Rice,  F.A.  Shrontz,   J.N.  Sullivan,  C.  Tien,  G.H.
     Weyerhaeuser and J.A. Young.

To vote for all nominees, check this box.[ ]               To withhold authority to vote for all nominees, check this box. [ ]


To withhold  authority to vote for any  individual  nominee while voting for the
remainder,    write   this    nominee's    name   in   the   space    following:

--------------------------------------------------------------------------------

Management  recommends  and  will  vote  FOR  the  following  (unless  otherwise directed):
2.   Appointment of Price Waterhouse LLP as Independent Public Accountants.
     FOR [ ]   AGAINST [ ]     ABSTAIN [ ]
3.   Approval  of   Amendments  to  the  Chevron   Restricted   Stock  Plan  for
     Non-Employee Directors.
     FOR [ ]   AGAINST [ ]     ABSTAIN [ ]
4.   Approval  of  Amendments  to the Chevron  Management  Incentive  Plan.
     FOR [ ]   AGAINST [ ]     ABSTAIN [ ]
5.   Approval of Amendments to the Chevron Long-Term Incentive Plan.
     FOR [ ]   AGAINST [ ]     ABSTAIN [ ]

Management does not recommend and will vote AGAINST the following stockholder proposals (unless otherwise directed):
6.   Proposal to Abandon ANWR Drilling Plans.
     FOR [ ]   AGAINST [ ]     ABSTAIN [ ]
7.   Proposal to Develop Country Investment Guidelines.
     FOR [ ]   AGAINST [ ]     ABSTAIN [ ]

                             (OVER)

Dear Stockholders:                                                LOGO GOES HERE

Attached is your 1997 Chevron Corporation Proxy Card. Please read both sides of the Proxy Card and mark, sign, and date it. Then detach and return it promptly using the enclosed reply envelope. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted as recommended by the Board of Directors. We urge you to vote your shares.

We are pleased to invite you to attend the 1997 Annual Meeting of Stockholders of Chevron Corporation to be held at 9:30 a.m. local time on Wednesday, April 30, in the Auditorium of the Nob Hill Masonic Center in San Francisco, California.

Sincerely,

(Signature)
Lydia I. Beebe
Secretary

          Please use the attached ticket to attend the Annual Meeting.
                      You may also register at the meeting.

1997 ANNUAL MEETING TICKET                                        LOGO GOES HERE

                    For the Annual Meeting of Stockholders at

                          9:30 a.m., on April 30, 1997

          to be held in the Auditorium of the Nob Hill Masonic Center, 1111 California Street, San Francisco. (Doors open at 8:00 a.m. You may bypass the registration area and present this ticket at the entrance to the auditorium.)


Note: Cameras, tape recorders, etc., will not be allowed in the auditorium during the meeting, other than for Company purposes. A check room will be provided. For your protection, all briefcases, purses, packages, etc., will be subject to an inspection as you enter the meeting. We regret any inconvenience this may cause you. (See reverse side for additional information.)

This Proxy will be voted as directed, but if not otherwise directed, FOR the nominees, FOR Proposals 2, 3, 4 and 5 and AGAINST the Stockholder Proposals 6 and 7. This Proxy will also be voted on such other matters as may properly come before the meeting (unless this sentence is stricken).



Please sign as name appears hereon, date, and return this Proxy Card promptly using the enclosed envelope.

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Signature/Date                                                      Signature/Date
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                                   DETACH HERE









                             PLEASE VOTE YOUR SHARES




















Chevron has reserved all available space at the Memorial Temple Garage at 1101 California Street (adjacent to the Masonic Center) to provide complimentary parking for our stockholders. However, capacity is limited. Please show your annual meeting ticket to the garage attendant as you enter the garage.

Real-time captioning services and headsets will be available at the meeting for stockholders with impaired hearing. Please contact an usher at the meeting if you wish to be seated in the real-time captioning section or to use a headset.